                                                                   Exhibit 99.1
===============================================================================

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                                 AS THE BORROWER


                                       AND



                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   AS LENDERS

                                       AND


                               NATIONAL CITY BANK
                             AS ADMINISTRATIVE AGENT





                              ---------------------

                          CONSOLIDATED AMENDMENT NO. 2
                                   DATED AS OF
                                FEBRUARY 12, 1999

                                       TO

                                CREDIT AGREEMENT
                                   DATED AS OF
                                 JANUARY 2, 1998

                              ---------------------




===============================================================================

                CONSOLIDATED AMENDMENT NO. 2 TO CREDIT AGREEMENT

         THIS CONSOLIDATED AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of February 12, 1999 ("THIS AMENDMENT"), among:

                  (i) ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER");

                  (ii) the financial institutions listed on the signature pages hereof (the "LENDERS"); and

                  (iii) NATIONAL CITY BANK, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement:

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders named therein, and the Administrative Agent entered into the Credit Agreement, dated as of January 2, 1998, as amended by Amendment No. 1 thereto ("AMENDMENT NO. 1"), dated as of February 26, 1998, Amendment No. 2 thereto ("AMENDMENT NO. 2"), dated as of May 13, 1998, Consolidated Amendment No. 1 thereto ("CONSOLIDATED AMENDMENT NO. 1"), dated as of September 10, 1998, letter amendment ("LETTER AMENDMENT NO. 1"), dated as of September 1, 1998, and letter amendment ("LETTER AMENDMENT NO. 2"), dated as of December 22, 1998 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

         (2) The Borrower has requested the Lenders and the Administrative Agent to modify certain of the provisions of the Credit Agreement, and the Lenders and the Administrative Agent are willing to so modify the provisions of the Credit Agreement, all as more fully set forth below.

         (3) This Amendment also consolidates the provisions of Amendment No. 1, Amendment No. 2, Consolidated Amendment No. 1, Letter Amendment No. 1 and Letter Amendment No. 2 which are of continuing effect.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1.        AMENDMENTS.

         1.1. COMMITMENTS; MATURITY DATE. (a) For the avoidance of doubt, the Borrower confirms that the Total Commitment has been permanently reduced from $85,000,000 to $65,000,000, effective in October 1998, with the result that the existing Commitments of the Lenders are as follows:

                  NAME OF LENDER                            COMMITMENT

                  National City Bank                        $19,100,000

                  NBD Bank                                  $17,200,000

                  PNC Bank, National Association            $17,200,000

                  NAME OF LENDER                            COMMITMENT

                  National Bank of Canada,                  $11,500,000
                       a Canadian Chartered Bank,
                       Cleveland Representative
                        Office

                                 Total                      $65,000,000


         (b) The date "December 31, 2000", which appears in the definition of the term "MATURITY DATE" in section 1.1 of the Credit Agreement, is changed to "April 1, 2000".

         1.2. INTEREST MARGIN AND RELATED CHANGES. (a) OUTSTANDING EUROCURRENCY LOANS DENOMINATED IN DOLLARS TO BE CONVERTED TO PRIME RATE LOANS, ETC. Section 2.7(b) of the Credit Agreement is amended by adding language at the end thereof, with the result that as so amended, section 2.7(b) of the Credit Agreement reads in its entirety as follows:

                  (b) The unpaid principal amount of each Loan which is a Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurocurrency Margin (as defined below) for such Loan PLUS the relevant Eurocurrency Rate.

                  Notwithstanding anything to the contrary contained in any other provisions of this Agreement, effective on February 16, 1999, (i) all outstanding Eurocurrency Loans denominated in Dollars shall be automatically and retroactively converted to Prime Rate Loans as of the date of the Borrowing thereof, but without any obligation to reimburse any Lender under section 2.10 hereof for any breakage compensation otherwise payable because such conversion did not occur on the last day of an Interest Period, (ii) the Borrower shall, on and after February 16, 1999, have no right to incur any Eurocurrency Loan denominated in Dollars, to convert any Prime Rate Loan into a Eurocurrency Loan, to Redenominate any Eurocurrency Loan denominated in an Alternative Currency into a Eurocurrency Loan denominated in Dollars, or to designate an Interest Period for any Eurocurrency Loan longer than one month, (iii) the Borrower shall have no right to incur any Loan denominated in Dollars except as a Prime Rate Loan, and (iv) the Borrower shall have no right to incur any Loan denominated in an Alternative Currency except as a Eurocurrency Loan.

         (b) APPLICABLE MARGINS. Section 2.7(g) of the Credit Agreement is amended to read in its entirety as follows:

                  (g) As used herein, the term "APPLICABLE PRIME RATE MARGIN", as applied to any Loan which is a Prime Rate Loan, means (i) 100 basis points per annum at any time prior to May 31, 1999, and (ii) 200 basis points per annum on May 31, 1999 and thereafter, and the term "APPLICABLE EUROCURRENCY MARGIN", as applied to any Loan which is a Eurocurrency Loan, means (i) 300 basis points per annum at any time prior to May 31, 1999, and (ii) 400 basis points per annum on May 31, 1999 and thereafter.

         (c) EFFECTIVENESS OF CHANGES. The conversions of Eurocurrency Loans denominated in Dollars and changes in the interest margins effected by the above provisions of this section 1.2 shall be effective from and after January 1, 1999, as to all Loans then or thereafter outstanding, with the result that all Loans outstanding on or after January 1, 1999 which are denominated in Dollars shall be considered Prime Rate Loans, and the change in the Applicable Prime Rate Margin and Applicable Eurocurrency Margin effected by section 1.2(b) hereof shall be applicable to all Loans outstanding from and after January 1, 1999. On the Effective Date of this Amendment, the Borrower shall pay any and all interest accrued on the Loans, to the extent not theretofore paid.

         (d) LETTER OF CREDIT FEES. Section 4.1(b) of the Credit Agreement is amended to read in its entirety as follows:

                  (b) The Borrower agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender, PRO RATA on the basis of its Percentage, on or prior to the date of issuance of any Letter of Credit (an increase in the amount of a Letter of Credit, or an extension of the expiration date thereof, shall be considered an issuance to the extent of the increase or extension), a fee in respect of such Letter of Credit (the "LETTER OF CREDIT FEE"), computed at a rate per annum equal to (i) 375 basis points per annum, for any period prior to May 31, 1999, or (ii) 475 basis points per annum, for any period on or after May 31, 1999, on the daily Stated Amount of such Letter of Credit, for the period from and including the date of issuance to but excluding the date of expiration date thereof (assuming exercise of any renewal rights applicable thereto).

         (e) MONTHLY PAYMENT OF INTEREST ON PRIME RATE LOANS. Section 2.7(d) of the Credit Agreement is amended to read in its entirety as follows:

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable (i) in respect of each Prime Rate Loan, monthly in arrears on the last Business Day of each calendar month,
         (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f) DEFAULT RATE. Section 2.7(c) of the Credit Agreement is amended to change the two references therein to "2%" to "4%".

         1.3. CHANGE FROM COMMITMENT FEE TO FACILITY FEE. Section 4.1(a) of the Credit Agreement is amended to read in its entirety as follows:

                  (a) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE"), for the account of each Non-Defaulting Lender, for the period from and including January 1, 1999 to, but not including, the Maturity Date or, if later, the date upon which the Total Commitment has been terminated and no Loans, Letters of Credit or Unpaid Drawings are outstanding, computed at a rate per annum equal to the Applicable Facility Fee Rate on the respective Commitment of each such Non-Defaulting Lender, whether used or unused, and regardless of the existence of any limitations on the availability of such Commitments arising because of the then amount of the Borrowing Base, the impact of any financial or other covenants or otherwise . Such Facility Fee shall be due and payable in arrears on the last Business Day of each June, September, December and March and on the Maturity Date and, if later, on the date upon which the Total Commitment has been terminated and no Loans, Letters of Credit or Unpaid Drawings are outstanding. As used herein, the term "APPLICABLE FACILITY FEE RATE" means 37.50 basis points per annum.

The change from the Commitment Fee to the Facility Fee effected by such amendment shall be effective from and after January 1, 1999. On the Effective Date of this Amendment, the Borrower will pay to the Administrative Agent, for distribution to the Lenders, any Commitment Fee accrued and unpaid under the Credit Agreement for the period ending December 31, 1998.

         1.4.     ADDITION OF BORROWING BASE PROVISIONS. (a) AMENDMENT TO
SECTION 2.1 OF THE CREDIT AGREEMENT. A new sentence is added at the end of section 2.1 of the Credit Agreement, with the result that, as so amended, section 2.1 of the Credit Agreement reads in its entirety as follows:

                  2.1. COMMITMENTS FOR LOANS. (a) Subject to and upon the terms and conditions set forth in this Agreement, each Lender severally agrees to make a loan or loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans shall be drawn, in accordance with the following provisions: (i) Loans may be made pursuant to a Borrowing by the Borrower at any time and from time to time on and after the Initial Borrowing Date and prior to the Maturity Date; (ii) Loans may, except as otherwise provided, at the option of the Borrower, be incurred and maintained as, or converted or Redenominated into, Loans which are Prime Rate Loans or Eurocurrency Loans, denominated in Dollars or an Alternative Currency, PROVIDED that all Loans made as part of the same Borrowing by the Borrower shall, unless otherwise specifically provided herein, consist of Loans of the same Type and currency; and PROVIDED, FURTHER, that the aggregate outstanding principal amount of Loans to the Borrower denominated in any Alternative Currency shall not exceed $8,000,000 at any time outstanding; (iii) Loans may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iv Loans shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product at such time of (x) such Lender's Percentage, TIMES (y) the aggregate Letter of Credit Outstandings, equals the Commitment of such Lender at such time. In addition, no Loans shall be incurred at any time if after giving effect thereto the Borrower would be required to prepay Loans in accordance with section 5.2(a).

                  (b) Notwithstanding the foregoing or anything to the contrary contained in this Agreement, unless each Lender, acting in its sole, complete and unfettered discretion, otherwise consents in writing, no Loans shall be made or Letters of Credit issued or increased in amount if after giving effect thereto the sum of (x) the aggregate principal amount of all Loans outstanding, and (y) the Letter of Credit Outstandings, would exceed $55,000,000.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, no term or provision of this section 2.1 (or any of the definitions of the terms used in this section 2.1) may be changed, amended or otherwise modified, nor may performance thereof be waived, EXCEPT pursuant to a written instrument signed by the Borrower and all of the Lenders.

         (b) AMENDMENT TO SECTION 3.1(b) OF THE CREDIT AGREEMENT. References to the Borrowing Base are added to section 3.1(b) of the Credit Agreement, with the result that, as so amended, section 3.1(b) of the Credit Agreement reads in its entirety as follows:

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to lesser of (x) the Total Commitment then in effect, or (y) the Borrowing Base then in effect; (ii) no Letter of Credit shall be issued for any of the purposes specified in clause (i) or (ii) of section 3.1(a) if after giving effect thereto the Letter of Credit Outstandings at such time in respect of all Letters of Credit issued for the purposes specified in clauses (i) of section 3.1(a) would exceed $5,000,000; (iii) no Letter of Credit shall be issued in support of Indebtedness of any Foreign Subsidiary of the Borrower if after giving effect thereto the Letter of Credit Outstandings at such time in respect of all Letters of Credit issued to support any Indebtedness of the Foreign Subsidiaries of the Borrower would exceed $10,500,000; and (iv) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of
         (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer.

         (c) AMENDMENT TO SECTION 5.2(a) OF THE CREDIT AGREEMENT. References to the Borrowing Base are added to section 5.2(a) of the Credit Agreement, with the result that, as so amended, section 5.2(a) of the Credit Agreement reads in its entirety as follows:

                  (A) IF OUTSTANDING LOANS AND LETTER OF CREDIT OUTSTANDINGS EXCEED TOTAL COMMITMENT OR BORROWING BASE. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Loans PLUS (ii) the aggregate amount of Letter of Credit Outstandings, exceeds the lesser of (x) the Total Commitment as then in effect, or (y) the Borrowing Base as then in effect, the Borrower shall prepay on such date that principal amount of Loans and, after Loans have been paid in full, Unpaid Drawings, in an aggregate amount, conforming to the requirements of section 5.1 as to the amount of any partial prepayments provided for therein, at least equal to such excess. If, after giving effect to the prepayment of Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the lesser of (x) the Total Commitment as then in effect, or (y) the Borrowing Base as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Borrower (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Borrower until the proceeds are applied to the secured obligations).

         (d)      AMENDMENT TO SECTION 5.2(b) OF THE CREDIT AGREEMENT.
Section 5.2(b) of the Credit Agreement is amended by changing the dollar amount specified therein from "$1,000,000" to "$100,000", and by adding the following at the end thereof:

                  With reference to the promissory note in the principal amount of $9,000,000 of Wayne Hellman (the "PLEDGED NOTE") pledged by the Borrower under the Pledge Agreement, all payments of principal and interest on the Pledged Note received by the Collateral Agent shall immediately be applied to the prepayment of the principal of the Loans and accrued interest on the amount of the prepayment of the Loans.

         (e) BORROWING BASE CERTIFICATES. Section 8.1 of the Credit Agreement is amended by adding a new section 8.1(l) thereto, reading as follows:

                  (l) BORROWING BASE CERTIFICATES. As soon as practicable and in any event within 20 days after the end of each calendar month, (i) a written report, reasonably satisfactory in form and scope to the Administrative Agent, as to the equipment, inventory and accounts receivable of the Borrower and its Subsidiaries, setting forth the type, amount, value, location and aging (in the case of receivables) of the Borrower's and such Subsidiaries' equipment, inventory and accounts receivable as of the end of such month, (ii) a borrowing base certificate as to such equipment, inventory and accounts receivable in a form reasonably satisfactory in scope and form to the Administrative Agent relating to the calendar month just ended (any such monthly certificate, or any weekly certificate as to receivables as referred to below, a "BORROWING BASE CERTIFICATE"), (iii) such other financial information related to the foregoing as the Administrative Agent may reasonably request, and (iv) monthly consolidated financial statements and/or reports (including "flash reports"), in the form customarily prepared by the Borrower for review by its chief financial or accounting officers, or if required by the Administrative Agent or any Lender, in such more detailed form or method of presentation as may reasonably be delivered within such time period. In addition to the foregoing, commencing with the first full week in March 1999, the Borrower will also deliver Borrowing Base Certificates on a weekly basis as to receivables (including detailed information as to the calculation of the amount of contras which are ineligible), containing the appropriate information as of the most recent week, with such Borrowing Base Certificates to be delivered within two working days following the end of the week covered thereby.

         (f) ADDITIONAL DEFINED TERMS. The following additional defined terms are added to section 1.1 of the Credit Agreement in appropriate alphabetic order:

                  "ADDITIONAL RATABLE SECURITY COLLATERAL DOCUMENTS" shall mean all mortgages, deeds of trust, security agreements, and similar instruments which may from time to time be granted by the Borrower or any of its Domestic Subsidiaries in favor of the Collateral Agent (or a trustee appointed by it) as equal and ratable security for (i) the Obligations, (ii) the Designated Hedge Agreements, and (iii) the Borrower's $100,000,000 aggregate original principal amount of 8% Senior Notes due 2008 and all other obligations under the Indenture relating to such Senior Notes.

                  "BORROWING BASE" shall mean as of any date an amount equal to the sum of

                           (i)      80% of Eligible Receivables,

                           (ii)     50% of Eligible Inventory,

                           (iii) $20,000,000, representing the agreed collateral value of machinery, equipment and furnishings subject to the security interest created under the Security Agreement, and

                           (iv) an amount, not in excess of $10,500,000 (which amount shall be automatically be reduced by $600,000 on the last day of each calendar month, commencing with the last day of September 1999), representing the agreed collateral value of the property subject to the Ruud First Mortgage, each as determined from time to time by the Administrative Agent and notified to the Borrower and the Lenders on the basis of the information shown in the most recent monthly and weekly Borrowing Base Certificates delivered to the Administrative Agent pursuant hereto, PROVIDED that if a Borrowing Base Certificate has not been timely delivered to the Administrative Agent as required by section 8.1(l) with respect to the preceding calendar month or week, the Administrative Agent may, in its sole discretion, upon notice to the Borrower and the Lenders, reduce any of the above percentages until the Business Day following the date such Borrowing Base Certificate is actually delivered to the Administrative Agent.

                  "BORROWING BASE CERTIFICATE" shall have the meaning specified in section 8.1(l).

                  "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or like caption) on a consolidated balance sheet of the Borrower as at such date; PROVIDED, that in no event shall Consolidated Net Worth reflect any amount representing the write-up or upward valuation of assets made at any time after December 31, 1998.

                  "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

                  "ELIGIBLE INVENTORY" shall mean the lesser of the fair market value, or the gross book value, less any applicable reserves for shrinkage, obsolescence or slow-moving goods (determined in accordance with GAAP), of the raw materials and finished goods inventory owned by the Borrower or any of its Wholly-Owned Subsidiaries which is a North American Subsidiary (specifically excluding work in process inventory), valued on a first-in-first-out basis, PROVIDED that no inventory shall be considered Eligible Inventory, UNLESS it is:

                           (1) in the case of the Borrower or a Domestic Subsidiary, subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents;

                           (2) in the case of any other North American Subsidiary, subject to a first priority perfected security interest securing Indebtedness of such other North American Subsidiary (and any other North American Subsidiaries) which is supported by a Letter of Credit issued under this Agreement;

                           (3)      in good and saleable condition (as
                  determined in accordance with GAAP and any applicable legal requirements;

                           (4) in the case of the Borrower or a Domestic
                  Subsidiary and if the Collateral Agent so requires, located on real property owned by the Borrower or any such Domestic Subsidiary in which the Collateral Agent holds a mortgage Lien, or located on property leased by the Borrower or any of such Domestic Subsidiaries as to which the Collateral Agent has obtained a landlord waiver satisfactory to the Collateral Agent;

                           (5) in the case of any other North American
                  Subsidiary and if the Collateral Agent so requires, located on real property owned by such North American Subsidiary which is subject to a mortgage lien securing Indebtedness of such North American Subsidiary (and any other North American Subsidiary) supported by a Letter of Credit issued hereunder, or located on property leased by such North American Subsidiary as to which the holder of such Indebtedness (or a trustee or agent therefor) has obtained a landlord waiver satisfactory to the Collateral Agent; and

                           (6) not subject to any claim which a supplier or
                  other creditor of the Borrower or any Subsidiary has asserted which might have priority over (A) in the case of the Borrower or any Domestic Subsidiary, the security interests of the Collateral Agent granted pursuant to any of the Security Documents, or (B) in the case of any other North American Subsidiary, the security interests securing the Indebtedness of such North American Subsidiary (and any other North American Subsidiary) supported by a Letter of Credit issued under this Agreement.

                  "ELIGIBLE RECEIVABLES" shall mean the gross outstanding balance, LESS all financial charges, late fees and other fees which are unearned, and LESS reserves for doubtful accounts determined in accordance with GAAP, of trade accounts receivable arising out of sales, in the ordinary course of business, of finished goods, PROVIDED that no account will be treated as an Eligible Receivable if:

                           (1) in the case of the Borrower or a Domestic
                  Subsidiary, it is not subject to a first priority perfected security interest in favor of the Collateral Agent created pursuant to any of the Security Documents;

                           (2) in the case of any other North American, it is
                  not subject to a first priority perfected security interest securing Indebtedness of such other North American Subsidiary (and any other North American Subsidiaries) which is supported by a Letter of Credit issued under this Agreement;

                           (3) the account debtor has disputed liability or made
                  any claim with respect to any other account due from such account debtor to the Borrower or any of its Subsidiaries, to the extent of the amount of the claim or the amount in dispute;

                           (4) 10% or more in dollar amount of the Eligible
                  Receivables due from the account debtor have become, or been determined by the Collateral Agent to be, ineligible;

                           (5) the accounts of such account debtor and its Affiliates represent more than 10% of the Eligible Receivables, to the extent of such excess;

                           (6) it has remained unpaid for a period exceeding 90 days after the date of the invoice therefor, or the date the related goods are shipped or delivered, if earlier;

                           (7) the account debtor has filed a petition for relief under the Bankruptcy Code (or similar action under any successor law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code (or similar action under any successor law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                           (8) the account debtor is a supplier or creditor of the Borrower or any of its Subsidiaries, to the extent of the amounts owed to such supplier or creditor;

                           (9) in the case of the Borrower and its Domestic Subsidiaries, the account is denominated in other than United States Dollars, payable outside the United States or payable by an account debtor located outside the United States, UNLESS such account is (x) fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Collateral Agent, and such irrevocable letter of credit has been assigned to and is in the possession of the Collateral Agent, or (y) fully backed by an export receivables insurance policy providing coverage on terms, and issued by an insurance carrier, acceptable to the Collateral Agent, and such policy has been assigned to and is in the possession of the Collateral Agent;

                           (10) in the case of any other North American
                  Subsidiary, the account is denominated in other than United States Dollars or Canadian dollars, payable outside Canada or the United States or payable by an account debtor located outside Canada or the United States, UNLESS such account is fully backed by an irrevocable letter of credit on terms, and issued by a financial institution, acceptable to the Collateral Agent, and such irrevocable letter of credit has been assigned to and is in the possession of the holder of the Indebtedness (or an agent or trustee therefor) of such North American Subsidiary which is supported by a Letter of Credit issued hereunder;

                           (11) the account debtor is an Affiliate of the
                  Borrower or any of its Subsidiaries;

                           (12) the Collateral Agent believes, in its reasonable
                  business judgment that collection of such account is insecure;

                           (13) it is subject to any material claim by the
                  account debtor;

                           (14) it is subject to any set-off by the account
                  debtor which is asserted or which pursuant to any applicable contract could be asserted, to the extent of the set-off;

                           (15) the Borrower or any of its North American
                  Subsidiaries, in order to be entitled to collect the account, is required to perform any additional substantial service for, or perform or incur any additional obligation to, the account debtor; or

                           (16) in the case of the Borrower or any Domestic
                  Subsidiary, the account is an account of the United States Government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, UNLESS (i) the Collateral Agent has perfected a first priority security interest in such account; and (ii) compliance with the Assignment of Claims Act of 1940, as amended, or other similar applicable laws or regulations, has been achieved (EXCEPT that the Collateral Agent in its discretion may waive such required compliance with such Act or other regulations if the aggregate amount of accounts as to which such compliance is waived does not exceed $2,000,000).

                  "NORTH AMERICAN SUBSIDIARY" shall mean (i) any Domestic Subsidiary; and (ii) any Subsidiary of the Borrower organized under the laws of Canada (or one of its Provinces) substantially all of whose accounts receivable, inventory and equipment are subject to a first priority perfected security interest or other Lien securing Indebtedness supported by a Letter of Credit issued under this Agreement. The existence of an approximately $200,000 mortgage in favor of Royal Bank of Canada shall not be considered to disqualify Ballastronix or any of its Affiliates from status as a North American Subsidiary under this definition.

                  "RUUD FIRST MORTGAGE" shall mean the First Mortgage, Assignment of Leases and Security Agreement, dated as of February 1, 1999, from Ruud Lighting, Inc. to the Collateral Agent.

         1.5.     ACQUISITIONS. The following sentence is added at the end of section 9.2 of the Credit Agreement: "Notwithstanding anything to the contrary contained above in this section 9.2, commencing November 1, 1998, the Borrower will not directly or indirectly effect any Acquisition."

         1.6. LIENS. Section 9.3 of the Credit Agreement is amended to read in its entirety as follows:

                  9.3. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Borrower or any of its Subsidiaries, other than for purposes of collection in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, EXCEPT that the foregoing restrictions shall not apply to:

                           (a) Liens for taxes not yet delinquent or Liens for
                  taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                           (b) Liens in respect of property or assets imposed by
                  law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any Subsidiary;

                           (c) Liens created by this Agreement or the other
                  Credit Documents (including, without limitation, the Ruud First Mortgage and the Additional Ratable Security Collateral Documents);

                           (d) Liens (i) in existence on the Initial Borrowing
                  Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Initial Borrowing

                  Date described, in Annex IV, (ii) consisting of cash collateral for letters of credit issued by other financial institutions which are outstanding on the Initial Borrowing Date in an aggregate undrawn amount not in excess of $1,000,000, PROVIDED such letters of credit are replaced or supported within 60 days following the Initial Borrowing Date with Letters of Credit issued hereunder and such cash collateral is released in connection with such replacement or support, or (iii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness referred to in the preceding clause (i) which is secured by any such Liens, PROVIDED that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets, and PROVIDED, FURTHER, that the Indebtedness referred to in section 6.1(k) may only be refinanced by Loans made, Letters of Credit issued and collateral granted pursuant to the Credit Documents;

                           (e) Liens arising from judgments, decrees or
                  attachments in circumstances not constituting an Event of Default under section 10.1(f);

                           (f) Liens (other than any Lien imposed by ERISA)
                  incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                           (g) Leases or subleases granted to others not
                  interfering in any material respect with the business of the Borrower or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                           (h) easements, rights-of-way, zoning or deed
                  restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries considered as an entirety;

                           (i) Liens arising from financing statements regarding property subject to leases not in violation of the requirements of this Agreement, PROVIDED that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

                           (j)      Liens which

                                    (i) are placed upon equipment or machinery
                           used in the ordinary course of business of the Borrower or any Subsidiary at the time of (or within 180 days after) the acquisition thereof by the Borrower or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price thereof, PROVIDED that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any such Subsidiary; or

                                    (ii) are existing on property or other
                           assets at the time acquired by the Borrower or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Borrower; PROVIDED that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Borrower or any of its Subsidiaries; (B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Borrower or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Borrower or any Subsidiary;

                  PROVIDED that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition of such property or asset or the time at which such person becomes a Subsidiary of the Borrower (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(c); and

                           (k) Liens on any property of any Subsidiary organized under the laws of Canada, or any Province thereof, substantially all of whose property (exclusive of any consigned inventory) is located in Canada, securing Indebtedness permitted by section 9.4(b).

         If any specifically identifiable Collateral is subjected to a Lien contemplated by clause (i), (j) or (k) of this section 9.3, the Administrative Agent and the Collateral Agent shall be authorized to release such specifically identifiable Collateral from the Lien of any Security Document and to take any related actions deemed appropriate by them in connection therewith.

                  Notwithstanding anything to the contrary contained above in this section 9.3, commencing November 1, 1998, the Borrower will not, and will not permit any of its Subsidiaries to, create any mortgage Lien on any Real Property or interests therein securing Indebtedness then or thereafter outstanding, OTHER than (x) any such Liens in favor of the Collateral Agent securing the Obligations, and (y) any such Liens in favor of the Collateral Agent securing the Obligations (and any other obligations on a PARI PASSU basis which may be acceptable to the Required Lenders).

         1.7. INDEBTEDNESS. Section 9.4 of the Credit Agreement is amended to read in its entirety as follows:

                  9.4. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                           (a) Indebtedness incurred under this Agreement and
                  the other Credit Documents;

                           (b) Indebtedness of Subsidiaries of the Borrower
                  organized under the laws of Canada, or any Province thereof, substantially all of whose property (exclusive of any consigned inventory) is located in Canada, not in excess of $10,000,000 (or the equivalent amount thereof in any other applicable currency) at any time outstanding, and any guaranty by the Borrower or any Subsidiary of any such Indebtedness, PROVIDED that if any such Indebtedness is supported by a Letter of Credit, such Indebtedness so supported is secured by substantially all of the otherwise unencumbered property of the Subsidiary which has incurred such Indebtedness;

                           (c) Indebtedness of the Borrower or any Subsidiary in
                  respect of Capital Leases or secured by purchase money and similar Liens permitted by section 9.3(j), including guarantees by the Borrower of any such indebtedness of its Subsidiaries; PROVIDED that (i) the aggregate Capitalized Lease Obligations of the Borrower and its Subsidiaries, plus the aggregate outstanding principal amount of Indebtedness secured by purchase money and similar Liens permitted by section 9.3(j), shall not exceed $2,000,000 in the aggregate at any time outstanding, and (ii) at the time of any incurrence thereof after the date hereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                           (d) Indebtedness of Foreign Subsidiaries of the
                  Borrower, and Indebtedness of branches of the Borrower that are incorporated under the laws of a country other than the United States, not otherwise permitted by the foregoing clauses, PROVIDED that (i) the aggregate principal amount of such Indebtedness outstanding at any time is not in excess of $1,000,000 (or the equivalent in any applicable currency or currencies), and (ii) at the time of incurrence thereof, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

                           (e) Existing Indebtedness, to the extent not
                  otherwise permitted pursuant to the foregoing clauses; and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice);

                           (f) Indebtedness of the Borrower or any Subsidiary
                  under Hedge Agreements;

                           (g) Indebtedness of the Borrower to any of its
                  Subsidiaries, and Indebtedness of any of the Borrower's Subsidiaries to the Borrower or to another Subsidiary of the Borrower, in each case to the extent permitted under section 9.5; and

                           (h) Guaranty Obligations permitted under section 9.5.

         1.8. INVESTMENTS, ETC. Section 9.5 of the Credit Agreement is amended to read in its entirety as follows:

                  9.5. ADVANCES, INVESTMENTS, LOANS AND GUARANTY OBLIGATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or (5) be or become obligated under any Guaranty Obligations (other than those created in favor of the Lenders pursuant to the Credit Documents),
         EXCEPT:

                           (a) the Borrower or any of its Subsidiaries may
                  invest in cash and Cash Equivalents;

                           (b) any endorsement of a check or other medium of
                  payment for deposit or collection, or any similar transaction in the normal course of business;

                           (c) the Borrower and its Subsidiaries may acquire and
                  hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                           (d) investments acquired by the Borrower or any of
                  its Subsidiaries (i) in exchange for any other investment held by the Borrower or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or
                  (ii) as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                           (e) loans and advances to employees for
                  business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

                           (f) investments in the capital of any Wholly-Owned
                  Subsidiary which is (i) a Subsidiary Guarantor, and (ii) not a Foreign Subsidiary;

                           (g) to the extent not permitted by the foregoing
                  clauses, existing investments in any Subsidiaries (and any increases thereof attributable to increases in retained earnings);

                           (h) to the extent not permitted by the foregoing
                  clauses, the existing loans, advances, investments and guarantees described on Annex V hereto;

                           (i) any unsecured guaranty by the Borrower of any
                  Indebtedness of a Subsidiary permitted by section 9.4, and any guaranty by any Subsidiary described in section 9.4;

                           (j) investments of the Borrower and its Subsidiaries
                  in Hedge Agreements;

                           (k) loans and advances by any Subsidiary of the
                  Borrower to the Borrower, PROVIDED that the Indebtedness represented thereby constitutes Subordinated Indebtedness;

                           (l) loans and advances by the Borrower or by any
                  Subsidiary of the Borrower to, or other investments in, any Subsidiary of the Borrower which is (i) a Subsidiary Guarantor, (ii) a Wholly-Owned Subsidiary, and (iii) not a Foreign Subsidiary;

                           (m) loans and advances by any Subsidiary of the
                  Borrower which is not a Subsidiary Guarantor to, or other investments by any such Subsidiary in, any other Subsidiary of the Borrower which is a Wholly-Owned Subsidiary;

                           (n) loans, advances and investments by the Borrower
                  or any Subsidiary in or to any Foreign Subsidiary made after September 30, 1997, PROVIDED that (i) at the time of making any such loan, advance or investment no Event of Default shall have occurred or would result therefrom, and (ii) taking into account any repayment of any such loans or advances or return of such investments, the aggregate amount so expended does not exceed $10,000,000;

                           (o) Guaranty Obligations, not otherwise permitted by
                  the foregoing clauses, of (i) the Borrower or any Subsidiary in respect of leases of the Borrower or any Subsidiary the entry into which is not prohibited by this Agreement, (ii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising as a matter of applicable law because the Borrower or such Subsidiary is or is deemed to be a general partner of such other person, or (iii) the Borrower or any Subsidiary in respect of any other person (other than in respect of (x) Indebtedness for borrowed money or represented by bonds, notes, debentures or similar securities, or (y) Indebtedness constituting Capital Leases) arising in the ordinary course of business;

                           (p) any other loans, advances and investments
                  (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause (p) at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, including, without limitation, in or to or for the benefit of Subsidiaries, joint ventures or other persons, not otherwise permitted by the foregoing clauses, which are (A) made after November 1, 1998, up to an aggregate of $1,000,000, (B) made in joint venture or similar arrangements with Rohm & Haas or any of its Affiliates up to an aggregate of $2,000,000 to the extent made after January 1, 1998, or (C) constitute Guarantees covering up to $1,000,000 aggregate principal amount of Indebtedness outstanding at any time; and

                           (q) a loan in the amount of $9,000,000  made to Wayne
                  Hellman in October 1998, with a maturity of not more than one year.

         1.9. TOTAL LIABILITIES/CONSOLIDATED NET WORTH RATIO, ETC. Section 9.7 of the Credit Agreement is amended, effective as of December 31, 1998, to read in its entirety as follows:

                  9.7. TOTAL LIABILITIES/CONSOLIDATED NET WORTH RATIO; MINIMUM AMOUNT OF AVAILABILITY AND CASH ON DEPOSIT WITH THE COLLATERAL AGENT. The Borrower will not, at and as of the end of any fiscal quarter, permit the ratio of (i) the amount of Total Liabilities at such time to (ii) its Consolidated Net Worth as of the end of such fiscal quarter, to exceed the ratio for such fiscal quarter specified below:

==================================================================
          FISCAL QUARTER ENDED
           ON OR NEAREST TO                      RATIO
=================================================================
               3/31/99                        1.70 to 1.00
-------------------------------------- ---------------------------

               6/30/99                        1.67 to 1.00
-------------------------------------- ---------------------------

               9/30/99                        1.66 to 1.00
-------------------------------------- ---------------------------

    Each fiscal quarter thereafter            1.47 to 1.00
==================================================================

         In addition, the Borrower will not at any time permit the sum of (i) its cash on deposit with the Collateral Agent, plus (ii) the amount which the Borrower would then be entitled to incur as additional Loans hereunder, taking into account the then amount of the Borrowing Base and other restrictions and limitations contained in this Agreement, to be less than $10,000,000, at any time on or prior to March 12, 1999, or less than $5,000,000 at any time thereafter.

         1.10. MINIMUM EBITDA. Section 9.8 of the Credit Agreement is amended, effective as of December 31, 1998, to read in its entirety as follows:

                  9.8. MINIMUM EBITDA. The Borrower will not at any time permit its EBITDA for its most recently ended fiscal quarter to be less than the amount shown below for such fiscal quarter:

=======================================================================
        FISCAL QUARTER ENDED
          ON OR NEAREST TO                      MINIMUM EBITDA
=======================================================================
               3/31/99                            $4,546,000
--------------------------------------- -------------------------------

               6/30/99                            $5,419,000
--------------------------------------- -------------------------------

               9/30/99                            $7,672,000
--------------------------------------- -------------------------------

              12/31/99                            $10,133,000
--------------------------------------- -------------------------------

=======================================================================
        FISCAL QUARTER ENDED
          ON OR NEAREST TO                      MINIMUM EBITDA
=======================================================================

              3/31/2000                           $10,574,000
--------------------------------------- -------------------------------

    Any Fiscal Quarter thereafter                 $12,214,000
--------------------------------------- -------------------------------


         1.11. CAPITAL EXPENDITURES. Section 9.9 of the Credit Agreement is amended, effective as of December 31, 1998, to read in its entirety as follows:

                  9.9. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal period of the Borrower described below which exceed the aggregate amount set forth for such fiscal period:

=====================================================================
       FISCAL PERIOD                              AMOUNT
=====================================================================
Fiscal Quarter ended 3/31/98 [SIC]               $6,500,000
--------------------------------------- -----------------------------

Fiscal Quarter ended 6/30/98 [SIC]               $6,500,000
--------------------------------------- -----------------------------

Fiscal Year ended 6/30/99                        $21,500,000
--------------------------------------- -----------------------------

Fiscal Year ended 6/30/2000                      $11,000,000
--------------------------------------- -----------------------------

Any Fiscal Year thereafter                       $10,000,000
=====================================================================


         1.12. MINIMUM CONSOLIDATED NET WORTH. Section 9.11 of the Credit Agreement is amended, effective as of December 31, 1998, to read in its entirety as follows:

                  9.11. MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than the amount shown below for the applicable date:

=====================================================================
       FISCAL QUARTER ENDED                       AMOUNT
        ON OR NEAREST TO
=====================================================================
              3/31/99                           $121,669,000
------------------------------------- ---------------------------------

              6/30/99                           $121,693,000
------------------------------------- ---------------------------------

              9/30/99                           $121,326,000
------------------------------------- ---------------------------------

             12/31/99                           $135,134,000
------------------------------------- ---------------------------------

   Any Fiscal Quarter thereafter                $140,506,000
------------------------------------- ---------------------------------

         1.13. SALE AND LEASE-BACK TRANSACTIONS. Section 9.15 of the Credit Agreement is amended to read in its entirety as follows:

                  9.15. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction, regardless of the amount involved.

         1.14. DEFINITION OF EBITDA. The definition of the term EBITDA contained in section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

                           "EBITDA" shall mean, for any period, the sum of the
                  amounts for such period of (i) Consolidated Net Income, plus
                  (ii) to the extent deducted in determining such Consolidated Net Income, the sum of the following: (A) Total Interest Expense,, (B) provisions for taxes based on income, (C) depreciation and amortization, LESS (B) gains on sales of assets (excluding sales in the ordinary course of business) and extraordinary gains, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; PROVIDED that, notwithstanding anything to the contrary contained herein, the Borrower's EBITDA for any period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower on a going concern basis, for any portion of such period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such period prior to the date of disposition.

         1.15. ADDITIONAL SECURITY, ETC. Without limitation of the covenants contained in section 8.11 of the Credit Agreement, the Borrower will

                  (a) RUUD SECOND MORTGAGE: within 10 days following the Effective Date of this Amendment, cause Ruud Lighting, Inc. to execute, acknowledge and deliver to the Collateral Agent a second mortgage, assignment of leases and security agreement, substantially in the form attached to this Amendment as Exhibit B;

                  (b) OTHER MORTGAGES AND DEEDS OF TRUST EQUALLY AND RATABLY SECURING THE BORROWER'S 8% SENIOR NOTES DUE 2008: commencing immediately upon the Effective Date of this Amendment and continuing thereafter for a period of at least 60 days, (i) use all reasonable efforts to obtain any consents or waivers which may be required to be obtained from the holders of existing mortgages on the properties described below in order to permit a second mortgage to be placed thereon, and (ii) if and to the extent that any such consent or waiver is so obtained, execute, acknowledge and deliver, or cause an appropriate Subsidiary to execute, acknowledge and deliver, to the Collateral Agent a second priority mortgage, deed of trust or similar instrument, substantially in the form attached to this Amendment as Exhibit B, covering the appropriate property, equally and ratably securing the Obligations, any Designated Hedge Agreements, the Borrower's $100,000,000 aggregate original principal amount of 8% Senior Notes due 2008 and any other obligations under the Indenture relating to such Senior Notes, covering each of the following properties:

                           (1) 330,000 square feet ADLT facility located at Solon, Ohio, including any unimproved acreage associated therewith;

                           (2) 30,000 square feet APL Engineered Materials facility located at Urbana, Illinois, including any unimproved acreage associated therewith;

                           (3) Building 1 (7830 square feet), Building 2 (4,212 square feet), Building 3 (5,093 square feet), and Building 4 (6,446 square feet), comprising the Deposition Sciences facilities located at Santa Rosa, California, including any unimproved acreage associated therewith; and

                           (4) 39,400 square feet Kramer Lighting facility located at Middletown, Rhode Island, including any unimproved acreage associated therewith;


                  (c)       ENVIRONMENTAL ASSESSMENTS, TITLE POLICIES, SURVEYS,
         ETC.: within 90 days following the Effective Date of this Amendment, deliver to the Lenders and the Collateral Agent (i) a Phase I environmental assessment covering each property referred to in the foregoing clauses (a) and (b), satisfactory in form and substance to the Collateral Agent; (ii) a title insurance policy or policies issued in favor of the Collateral Agent, insuring the Lien of the Ruud First Mortgage and each other mortgage or deed of trust referred to in the preceding clauses (a) and (b), satisfactory in form and substance to the Collateral Agent and containing such endorsements and affirmative insurance as the Collateral Agent may reasonably request; (iii) an opinion of local counsel, addressed to the Collateral Agent, satisfactory in form and substance to the Collateral Agent, as to the validity and enforceability of the Ruud First Mortgage and each other mortgage or deed of trust referred to in the preceding clauses (a) and (b), and covering such other legal matters incident thereto as may reasonably be requested by the Collateral Agent; and (iv) an American Land Title Association form survey covering each property subject to the Ruud First Mortgage or any of the other mortgages or deeds of trust referred to in the foregoing clauses (a) and (b), dated no more than 30 days before the Effective Date, certified to the Collateral Agent and the issuer of the title insurance policy in a manner satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the state in which the property described in such survey is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent;

                  (d) APPRAISALS: within 90 days following the Effective Date of this Amendment, deliver to the Lenders and the Administrative Agent appraisals, satisfactory in form and substance to the Administrative Agent and each Lender, dated not more than 60 days prior to the Effective Date of this Amendment and addressed to the Administrative Agent and the Lenders or accompanied by separate letter indicating that the Administrative Agent and the Lenders may rely thereon, from one or more nationally recognized appraisal firms, satisfactory to the Administrative Agent, covering (i) all Real Properties subjected or to be subjected to the Liens of any of the Security Documents, and (ii) all other tangible property, plant and equipment and fixed assets owned by the Borrower and its Subsidiaries that has been or is to be subjected to the Lien of any of the Security Documents and is located at each plant owned or leased by the Borrower and its Subsidiaries in the United States of America, which appraisals shall set forth (A) the "fair market value" of such property (i.e., the amount at which such property would equitably exchange between a willing buyer and a willing seller, neither being under a compulsion and both having reasonable knowledge of all relevant facts on the premise that such property will continue in its present use as part of an ongoing business enterprise), (B) the "orderly disposal value" of such property (i.e., the amount which may be realized through a forced sale disposal of such property when a reasonable time to find a buyer is allowed), and (C) the "forced liquidation value" of such property (i.e., the amount which may be realized through an immediate forced sale disposal of such property), in each case as determined in accordance with sound appraisal standards;

                  (e)      LOCKBOX ARRANGEMENTS:

                           (i) on or before February 26, 1999, establish deposit accounts with, and enter into lockbox agreements with, the Collateral Agent, and cause each of its Domestic Subsidiaries to do likewise, all of which arrangements shall be satisfactory in form and substance to the Collateral Agent;

                           (ii) on or before March 31, 1999, cause all funds to be paid to the Borrower and its Domestic Subsidiaries by customers, account debtors and others to be paid to said lockboxes and deposited in said accounts with the Collateral Agent;

                           (iii) no later than March 31, 1999, cease using
                  deposit accounts and any lockbox arrangements with any financial institution other than the Collateral Agent, and cause each of its Domestic Subsidiaries to do likewise, it being understood that the Borrower and its Domestic Subsidiaries may continue using controlled disbursement accounts with other financial institutions as and to the extent permitted by the Collateral Agent, acting in its reasonable discretion;

                           (iv) such lockbox agreements with the Collateral Agent shall provide, among other things, that once the Borrower and its Domestic Subsidiaries shall have so established such lockbox agreements and deposit accounts with the Collateral Agent, and funds shall be received by the Collateral Agent as contemplated thereby, (A) if no Default under section 10.1(a) or Event of Default shall have occurred and be continuing, the Collateral Agent will immediately release such funds so received by it to or as directed by the Borrower, or (B) if a Default under section 10.1(a) or Event of Default shall have occurred and be continuing, the Collateral Agent shall have sole and complete dominion over all funds so received and shall, on a daily or similar frequent basis, promptly apply such funds to the Loans and other obligations secured by the Security Agreement, and after all Loans and other obligations secured by the Security Agreement have been satisfied and the Total Commitment has been terminated, release any surplus remaining to the Borrower or to whomsoever shall be lawfully entitled thereto;

                  (f) ESTABLISHMENT OF SPECIAL DEPOSIT ACCOUNT WITH COLLATERAL AGENT: within five Business Days following the Effective Date of this Amendment, the Borrower will convert to cash the entire cash and money market fund balances currently held by the Borrower in its accounts with Prudential Securities and other investment firms, the current value of which accounts has been disclosed to the Lenders, and transfer such resulting cash balances, by wire transfer of immediately available funds, to a special deposit account established with the Collateral Agent from which the Borrower may make such payments as it may elect, PROVIDED that the Collateral Agent reserves the right, at any time, to require the Borrower to, and the Borrower agrees that it will, if the Collateral Agent so exercises such right, pledge such special deposit account and all proceeds thereof to the Collateral Agent, and grant the Collateral Agent sole dominion and control thereof, as collateral for the equal and ratable security of (i) the Obligations, (ii) the Designated Hedge Agreements, and (iii) the Borrower's $100,000,000 aggregate original principal amount of 8% Senior Notes due 2008 and all other obligations under the Indenture relating to such Senior Notes;

                  (g) U. K. SUBSIDIARIES: the Borrower will, within 45 days following written request from the Administrative Agent (which shall give such request upon instructions from the Required Lenders), cause Venture Lighting International, Ltd. and Parry Power Systems Limited, its United Kingdom Subsidiaries, to join in the Subsidiary Guaranty and the Security Agreement, and/or execute and deliver such additional documents, as may be necessary to guarantee, and create security interests and liens on all their assets as security for, the Obligations (and equally and ratably guaranteeing and securing the Borrower's 8% Senior Notes due 2008, if required by the terms of the Indenture relating to such Senior Notes), all such documents to be in form and substance to the Administrative Agent, PROVIDED that if to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material, and the Borrower shall have delivered to the Administrative Agent such documentation, including computations prepared by the Borrower's internal tax officer, its independent accountants or its tax counsel, acceptable to the Required Lenders, demonstrating that the Borrower would be subject to additional United States income taxes in an amount considered material by the Borrower, THEN the Required Lenders will give appropriate consideration to relieving the Borrower of its obligations under this clause (g);

                  (h) FIRST MONTHLY BORROWING BASE CERTIFICATE: on or before February 26, 1999, deliver a Borrowing Base Certificate with respect to the month of January 1999; and

                  (i) LIEN SEARCHES, ETC.: promptly and in any event within 45 days following the Effective Date of this Amendment, cause its counsel to deliver to the Lenders and the Administrative Agent complete UCC, judgment and lien (including tax liens) searches, including copies of all pertinent filings, in all jurisdictions in the United States in which the Borrower or any of its Domestic Subsidiaries maintains an office or owns or leases property, together a chart summarizing in reasonable detail all such filings, including the name of the secured party, the filing office, filing number and filing date, and the collateral covered.

Section 8.11 of the Credit Agreement shall be considered amended to include the above requirements and covenants.

         1.16. FIELD AUDIT AND COLLATERAL MONITORING EXPENSES. Section 4.1(e) of the Credit Agreement is amended by adding the following at the end thereof:

         The Borrower will pay to the Collateral Agent such fees as the Collateral Agent may from time to time invoice at its standard rates for field audit and other examinations and reviews conducted from time to time which are related to the Borrowing Base, the components thereof, and other aspects of the Borrower's assets, liabilities and operations, and the Borrower will also reimburse the Collateral Agent for all out-of-pocket costs and expenses incurred by the Collateral Agent in connection therewith, including, without limitation, fees, costs and expenses of independent auditors, appraisers, equipment brokers, and other professionals employed by the Collateral Agent in connection therewith. Such invoices shall be paid promptly and in any event within 20 days after the date of submission to the Borrower.

         1.17. INCORPORATION OF PRIOR AMENDMENTS. (a) AMENDMENT NO. 1. For the convenience of the parties to the Credit Agreement and the avoidance of doubt, the parties confirm that pursuant to Amendment No. 1:

                  (i) the Lenders consented to the incurrence by the Borrower of additional Indebtedness consisting of up to $100,000,000 aggregate principal amount of its Senior Notes due 2008 offered and sold as contemplated by the Company's offering memorandum relating thereto, as furnished by the Company to the Lenders prior to the execution and delivery of Amendment No. 1 by any Lender; and

                  (ii) in order to give full effect to the foregoing consent, Annex III to the Credit Agreement was amended by adding thereto a reference to such aggregate principal amount of the Company's Senior Notes due 2008.

The parties also confirm that the pricing changes provided in Amendment No. 1 have, as provided in this Amendment, been superseded by the pricing changes effected pursuant to this Amendment.

         (b) AMENDMENT NO. 2. For the convenience of the parties to the Credit Agreement and the avoidance of doubt, the parties confirm that Amendment No. 2 shall be of no further force or effect.

         (c) LETTER AMENDMENT NO. 1. The requirement contained in section 8.1(d) of the Credit Agreement for the delivery of monthly financial statements is eliminated and shall be of no force or effect, retroactive to the effective date of the Credit Agreement.

         (d) CONSOLIDATED AMENDMENT NO. 1. Consolidated Amendment No. 1 is completely superceded by this Amendment.

         (e) LETTER AMENDMENT NO. 2. Letter Amendment No. 2 is completely superceded by this Amendment.


         SECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants as follows:

         2.1. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

         2.2. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, EXCEPT to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made. Without limitation of the foregoing, (i) the execution, delivery and performance by the Borrower and the other Credit Parties of the Credit Agreement, as amended by this Amendment, as well as the other Credit Documents, including, without limitation, the Ruud First Mortgage and the other mortgages, deeds of trust and similar instruments referred to in section 1.15 of this Amendment, will not contravene any of the terms or provisions of the Indenture relating to the Borrower's 8% Senior Notes due 2008, or result (with or without the passage of time or notice or both) in any Event of Default under such Indenture, as presently in effect; and (ii) the Borrower is in compliance with all of the terms and provisions of such Indenture, as presently in effect, and no Event of Default is in existence thereunder.

         2.3. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

         2.4. COMPLIANCE. The Borrower is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

         2.5. RECENT FINANCIAL STATEMENTS. The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of the unaudited condensed consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1998, and the related unaudited condensed consolidated statements of income and of cash flows of the Borrower and its consolidated subsidiaries for the fiscal period then ended. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject to normal audit adjustments, none of which will involve a Material Adverse Effect.

         SECTION 3. EFFECTIVENESS.

         This Amendment shall become effective on and as of the date (the "EFFECTIVE DATE"), on or before February 16, 1999, on which the following conditions are satisfied:

                  (a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                  (b) the Acknowledgment and Consent appended hereto shall have been executed by the Credit Parties named therein, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;

                  (c) the Administrative Agent shall have been notified by all of the Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution);

                  (d) the Borrower shall have delivered the promissory note of Wayne Hellman in the original principal amount of $9,000,000 to the Collateral Agent, duly assigned and pledged under the Pledge Agreement;

                  (e) the Borrower shall have paid to the Administrative Agent, in immediately available funds, for the PRO RATA account of and for immediate distribution to the Lenders, all interest on the Loans and all Facility Fees, in each as accrued through the Effective Date and after giving effect to this Amendment, to the extent not theretofore paid;

                  (f) the Borrower shall have paid to the Administrative Agent, in immediately available funds, for the PRO RATA account of and for immediate distribution to the Lenders in accordance with their Commitments, a nonrefundable amendment fee as consideration for the execution and delivery of this Amendment, in the aggregate amount specified in the fee letter entered into contemporaneously herewith as being payable on the Effective Date; and

                  (g) Ruud Lighting, Inc. shall have duly executed and delivered to the Collateral Agent, and there shall be in full force and effect, the Ruud First Mortgage, substantially in the form attached hereto as Exhibit A; such Mortgage and any related UCC financing statements shall have been submitted to a title company for recording and filing, the Borrower shall have made arrangements satisfactory to the Collateral Agent for the payment of all fees and taxes in connection with such recordings and filings, and the Collateral Agent shall have received such certifications as it may require as to the location of the property subject thereto in any Flood Hazard Zone.

The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof.

         SECTION 4.      RATIFICATIONS.

         The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.


         SECTION 5.      CERTAIN ADDITIONAL PROVISIONS;
                         RELEASE OF ANY CLAIMS BY BORROWER
                         AND OTHER CREDIT PARTIES.

         5.1. CONFIRMATION OF CERTAIN OUTSTANDING AMOUNTS. The Borrower, the Administrative Agent and the Lenders hereby acknowledge and agree that:

                  (a) as of February 11, 1999, $45,200,000 aggregate principal amount of Loans denominated in Dollars and ,1,500,000 aggregate principal amount of Loans denominated in Pounds Sterling were outstanding under the Credit Agreement, and the Letter of Credit Outstandings consisted of $848,000 denominated in Dollars and $10,000,000 denominated in Canadian Dollars;

                  (b) after giving effect to this Amendment and the change in the interest rate or rates applicable to the Loans and the conversion of all Eurocurrency Loans denominated in Dollars to Prime Rate Loans as of January 1, 1999, as of on February 11, 1999, there was $391,585.12 accrued and unpaid interest on the Loans denominated in Dollars and (pound) 11,743.13 accrued and unpaid interest on the Loans denominated in Pounds Sterling (which were the only Loans denominated in an Alternative Currency); and

                  (c) after giving effect to this Amendment and the change from a Commitment Fee to a Facility Fee, as of February 11, 1999, there was $27,931.08 accrued and unpaid Facility Fees and Commitment Fees on such date.


         5.2. CIRCUMSTANCES OF AMENDMENT; NO DURESS, ETC. The Borrower and each other Credit Party each hereby represents and warrants to, and stipulates, covenants and agrees with, the Administrative Agent and the Lenders that: (i) no representations, warranties, statements, promises or inducements, oral or written, have been made by the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, to any Credit Party (or any of its officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates) concerning the existence or absence of any Default or Event of Default under the Credit Agreement, as amended by this Amendment, or the likelihood that the Borrower will be able to remain in compliance with the financial and other covenants contained in the Credit Agreement, as amended by this Amendment, for any period of time or under any particular set of circumstances, forseen or unforseen, or concerning any future willingness or unwillingness of the Lenders to hereafter grant any waivers under the Credit Agreement or to hereafter enter into any further or subsequent amendments, supplements or other modifications thereof or of any of the other Credit Documents or any agreements or instruments referred to therein; (ii) the Borrower and the other Credit Parties are aware that, under the present circumstances, it would be prudent for them to approach other sources of financing, with the objective of arranging alternative financing to expeditiously replace and permanently retire the Indebtedness incurred under the Credit Agreement; (iii) this Amendment, the other Credit Documents, and all of the other agreements, instruments, certificates and documents to which any Credit Party is a party or which have been delivered on its behalf in connection herewith, have been executed and delivered voluntarily after due deliberation by officers of the Borrower and the other Credit Parties, consultations by the Borrower and the other Credit Parties with Cowden, Humphrey & Sarlson, counsel for the Borrower and the other Credit Parties, and negotiations between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent and the Lenders on the other hand; (iv) neither the Administrative Agent, nor any Lender, nor any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, has exerted or attempted to exert any improper or unlawful pressure, or has in any way induced or attempted to induce, through coercion, threats, unreasonable demands or requirements, or other improper or unlawful means, any particular or general conduct or course of action on the part of the Borrower or any of the other Credit Parties (including the execution and delivery of this Amendment and the other agreements, instruments, certificates and documents contemplated hereby) , which the Borrower and the other Credit Parties had not freely and independently determined to be prudent, proper and appropriate under the circumstances; and (v) without limitation of the foregoing, the Borrower and each of the other Credit Parties has, to the extent deemed necessary or advisable in its or their sole discretion, been advised and assisted by its or their counsel, Cowden, Humphrey & Sarlson, in connection with the negotiation of this Amendment and the consideration of any and all legal matters related hereto or to the other Credit Documents or the transactions and circumstances related thereto.

         5.3. RELEASE. In order to induce the Lenders to enter into this Amendment, effective as of the Effective Date of this Amendment, the Borrower and each of the other Credit Parties each hereby agrees to release, and does hereby release and discharge, and further agrees not to make any claim for, or assert in any proceeding, by way of claim or counterclaim, or by way of defense or set-off or otherwise, any and all claims, damages, losses, expenses, liabilities, obligations, defenses, objections, actions and causes of action, that any Credit Party may now or as of such Effective Date have, whether known or unknown, of every nature and to all extent whatsoever, whether based on negligence, fraud, misrepresentation, undue or improper influence, or interference in business operations, opportunities or other contracts, or tort, strict liability, contract or other conduct or action or failure to act, against the Administrative Agent, any Lender, or any of their respective officers, directors, employees, agents, representatives, consultants, advisors, counsel or Affiliates, on account of or in any way, directly or indirectly, touching, concerning, arising out of or founded upon or related to, the Credit Documents or the transactions contemplated thereby, or the lending or other banking relationships related thereto, or any actions or failure to act in connection therewith; PROVIDED that the foregoing release will not extend to any claim arising after the Effective Date of this Amendment to the extent that such claim is based on conduct of the Administrative Agent or any Lender occurring after such date. The Credit Parties acknowledge and agree that they understand that the Administrative Agent and the Lenders would not have entered into this Amendment but for, among other things, the provisions of this section
5.3. The Borrower and each of the other Credit Parties hereby confirms that it has agreed to the provisions of this section 5.3 freely and of its own volition, with full knowledge of the effect and extent of the various releases, waivers and agreements herein contained and of the importance to the Administrative Agent and the Lenders thereof, and after having had an opportunity to discuss this matter with its own counsel, freely selected by it.

         SECTION 6.        MISCELLANEOUS.

         6.1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

         6.2. AMENDMENTS, WAIVERS. No term or provision included in this Amendment (including specifically, but without limitation, this section 6.2 and the amendments to the Credit Agreement effected by this Amendment), nor any term or provision of the Credit Agreement or any of the other Credit Documents, as from time to time in effect, nor any term or provision of any of the other agreements or instruments related to any of the foregoing, may be changed, amended or otherwise modified, nor may performance thereof be waived, EXCEPT pursuant to a written instrument signed by the Borrower and all of the Lenders.

         6.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

         6.4. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6.5. EXPENSES. Without limiting any terms or provisions of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent and the Lenders (including, without limitation, allocated internal costs of any internal counsel for the Administrative Agent or any Lender and out-of-pocket costs and expenses of any special counsel for the Administrative Agent or any individual Lender; and costs and expenses of appraisers, consultants, surveyors, independent accountants, financial advisors, and lien and title searches and policies of title insurance), in connection with
(i) the preparation, negotiation, and execution of this Amendment and any subsequent proposed amendments to, or waivers of, the Credit Agreement, (ii) the enforcement or preservation of any rights under the Credit Agreement and/or the other Credit Documents, as the same may from time to time be in effect, (iii) any analysis of the financial condition of the Borrower and its Subsidiaries, their properties, assets, operations, and/or the collateral position of the Lenders, and/or (iv) the administration of the Credit Agreement and the other Credit Documents, as the same may from time to time be in effect.

         6.6. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

         6.7. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         6.8. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.9. ENTIRE AGREEMENT. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

         6.10. FURTHER ASSURANCES. Without limitation of any of the obligations of the Borrower or any of its Subsidiaries under this Amendment or any of the Credit Documents, the Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent, the Collateral Agent and/or the Lenders, from time to time, all such agreements, mortgages, deeds of trust, trust deeds, security agreements, pledge agreements, collateral assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments, and take such further lawful steps and actions, as the Administrative Agent may consider reasonably necessary or appropriate in order to give full effect to the intent and provisions of this Amendment and the other Credit Documents.

         6.11. JURY TRIAL WAIVER, LIMITATIONS OF LIABILITY, ETC. For the avoidance of doubt, the parties confirm that the provisions of section 13.8(c), section 13.17, 13.18, 13.19 and 13.20 of the Credit Agreement apply to this Amendment and the transactions contemplated hereby as fully as if such provisions had been set forth in full in this Amendment.

         6.12. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


                                   ADVANCED LIGHTING TECHNOLOGIES, INC.


                                   By: /s/ Nicholas R. Sucic
                                      ----------------------------------------
                                        Chief Financial Officer & Treasurer

                                   NATIONAL CITY BANK,
                                        individually and as Administrative Agent


                                   By: /s/
                                      ----------------------------------------
                                       Vice President

                                   NBD BANK


                                   By: /s/
                                      ----------------------------------------
                                       Vice President

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: /s/
                                      ----------------------------------------
                                       Vice President

                                   NATIONAL BANK OF CANADA,
                                       a Canadian Chartered Bank,
                                       Cleveland Representative Office


                                   By: /s/
                                      ----------------------------------------
                                       Assistant Vice President

                           ACKNOWLEDGMENT AND CONSENT

         For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Subsidiary Guaranty (as such term is defined in the Credit Agreement referred to in the Consolidated Amendment No. 2 to Credit Agreement (the "AMENDMENT"), to which this Acknowledgment and Consent is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment, and (iii) makes all of the representations, warranties, agreements and covenants of Credit Parties other than the Borrower which are contained in section 5.2 and 5.3 of the Amendment.

         Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment and Consent is for the benefit of the Lenders and the Administrative Agent, any other person who is a third party beneficiary of the Subsidiary Guaranty, and their respective successors and assigns. No term or provision of this Acknowledgment and Consent may be modified or otherwise changed without the prior written consent of the Administrative Agent, given as provided in the Credit Agreement. This Acknowledgment and Consent shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment and Consent may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment and Consent as of the date of the Amendment referred to herein.


APL ENGINEERED MATERIALS, INC.                              LIGHTING RESOURCES INTERNATIONAL, INC.
VENTURE LIGHTING INTERNATIONAL, INC.                        BALLASTRONIX (DELAWARE), INC.
SPECIALTY DISCHARGE LIGHTING, INC.                          ADVANCED LIGHTING SYSTEMS, INC.
METAL HALIDE TECHNOLOGIES, INC.
THE LIGHT SOURCE, INC.
ENERGY-WISE LIGHTING, INC.                                  By: /s/ Louis S. Fisi
HID DIRECT, INC.                                                -------------------------------
BRIGHT IDEAS ADVERTISING AND DESIGN, INC.                           Louis S. Fisi, Secretary,
METAL HALIDE CONTROLS, INC.                                         on behalf of each of the above corporations
         a/k/a Current Industries, Inc.
HID RECYCLING, INC.
MICROSUN TECHNOLOGIES, INC.
ENERGY EFFICIENT PRODUCTS, INC.                             RUUD LIGHTING, INC.
BIO LIGHT, INC.
ADLT SERVICES, INC.
ADVANCED ACQUISITIONS, INC.                                 By: /s/ Alan J. Ruud
                                                                --------------------------------
                                                                    Alan J. Ruud, President

By: /s/ Nicholas R. Sucic
    ---------------------------------------
        Nicholas R. Sucic, Vice President,
        on behalf of each of the above corporations

                                    EXHIBIT A




                                     FORM OF
                               RUUD FIRST MORTGAGE

                                                                       Exhibit A


DOCUMENT NO.


PARCEL IDENTIFICATION NUMBER:


================================================================================

================================================================================



                               RUUD LIGHTING, INC.
                                AS THE MORTGAGOR


                                       TO


                               NATIONAL CITY BANK
                             AS THE COLLATERAL AGENT



                          ----------------------------

                                 FIRST MORTGAGE,
                              ASSIGNMENT OF LEASES
                                       AND
                               SECURITY AGREEMENT
              (TOTAL SECURED OBLIGATIONS NOT TO EXCEED $10,500,000)

                                   DATED AS OF
                                FEBRUARY 1, 1999

                           ---------------------------






    Relating to Property Located at 9201 Washington Avenue, Racine, Wisconsin
================================================================================

================================================================================

                    FIRST MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
              (TOTAL SECURED OBLIGATIONS NOT TO EXCEED $10,500,000)

         THIS FIRST MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of February 1, 1999 (as amended, modified, or supplemented from time to time, "THIS MORTGAGE"), by (i) RUUD LIGHTING, INC., a Wisconsin corporation (hereinafter, together with its successors and assigns, called the "MORTGAGOR") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9201 Washington Avenue, Racine, Wisconsin 54406, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "COLLATERAL AGENT"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

         PRELIMINARY STATEMENTS:

         (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

         (B) This Mortgage is made pursuant to the Credit Agreement, dated as of January 2, 1998, as amended (herein, as heretofore and hereafter amended or otherwise modified, restated or replaced from time to time, the "CREDIT AGREEMENT"), among Advanced Lighting Technologies, Inc., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "LENDERS"), and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $85,000,000, with such loans or advances being evidenced by promissory notes (the "NOTES", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

         (C) The Mortgagor is a Subsidiary of the Borrower and will derive financial benefit from the loans or advances or other extensions of credit made to the Borrower pursuant to the Credit Agreement.

         (D) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "DESIGNATED HEDGE CREDITORS"; and the Designated Hedge Creditors together with the Administrative Agent, the Collateral Agent and the Lenders, collectively the "SECURED CREDITORS"), shall benefit hereunder as herein provided. The Credit Documents and the Designated Hedge Agreements are herein sometimes referred to collectively as the "SECURED DEBT DOCUMENTS" and individually as a "SECURED DEBT DOCUMENT".

         (E) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor (including the Mortgagor, as one of the Subsidiary Guarantors) has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

         (F) Because of certain contractual restrictions presently binding on the Borrower and affecting the ability of the Borrower and its Subsidiaries to grant liens on real property and certain other assets, the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage is contractually limited by this Mortgage to a maximum of $10,500,000.

         (G) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

         (H) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

         (I) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

         NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, MORTGAGE, WARRANT, CONVEY, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, its successors and assigns, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and DOES HEREBY FURTHER grant to the Collateral Agent, its successors and assigns, a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "MORTGAGED PROPERTY"):


                                GRANTING CLAUSES

         All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:


                              GRANTING CLAUSE FIRST
                                      LAND

                  All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of, in or to the same (all of the foregoing hereinafter collectively called the "LAND").


                             GRANTING CLAUSE SECOND
                                  IMPROVEMENTS

                  All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "IMPROVEMENTS").



                              GRANTING CLAUSE THIRD

                             FIXTURES AND EQUIPMENT

                  Without limitation of the foregoing Granting Clauses, (i) all "FIXTURES" (as defined in the Uniform Commercial Code of the State in which the Land is located), (ii) all "EQUIPMENT" (as defined in the Uniform Commercial Code of the State in which the Land is located),
         (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Land is located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following: (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds;
         (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems; (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors; (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment; (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies; (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment; (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving; (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers; (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment; (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators;
         (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums;
         (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies; (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "FIXTURES AND EQUIPMENT").


                             GRANTING CLAUSE FOURTH
            PERMITS, LICENSES AND FRANCHISES AND GENERAL INTANGIBLES

                  Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Mortgaged Property, or with respect to the ownership, construction or operation of the Mortgaged Property, and all "GENERAL INTANGIBLES" (as defined in the Uniform Commercial Code of the State in which the Land is located) relating in any way to the Mortgaged Property or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, PROVIDED that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.


                              GRANTING CLAUSE FIFTH
                    LEASEHOLD AND OTHER CONTRACTUAL INTERESTS

                  All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.

                              GRANTING CLAUSE SIXTH
                     ASSIGNMENT OF RENTS, INCOME AND PROFITS

                  All rents, income, profits, proceeds and any and all cash collateral to be derived from the Mortgaged Property, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Mortgaged Property, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Mortgaged Property, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Mortgaged Property), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.


                             GRANTING CLAUSE SEVENTH
                        OTHER AND AFTER ACQUIRED PROPERTY

                  Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.


                             GRANTING CLAUSE EIGHTH
                               PROCEEDS AND AWARDS

                  All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

         TO HAVE AND TO HOLD the Mortgaged Property unto the Collateral Agent, its successors and assigns, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

         The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "REAL PROPERTY COLLATERAL" to the extent that the same is realty, and as the "PERSONAL PROPERTY COLLATERAL" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Mortgaged Property.

         It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the Office of the County Recorder or County Clerk where the Land (including such fixtures) is situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

         If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

         The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "SECURED OBLIGATIONS"), not exceeding in the aggregate $10,500,000, for the benefit of the Secured Creditors, although not necessarily in the order of priority set forth below:

         (a) up to $85,000,000 aggregate principal amount of Loans made or to be made to the Borrower under the Credit Agreement, maturing on or before December 31, 2000, with interest thereon as provided in the Credit Agreement, as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty;

         (b) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $15,000,000, as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty;

         (c) all obligations and liabilities of the Borrower or any Subsidiary of the Borrower under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (e) being herein collectively called the "DESIGNATED HEDGE OBLIGATIONS"), as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty;

         (d) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Mortgaged Property for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Mortgaged Property, and without limitation of the preceding provisions of this clause (d), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Mortgaged Property or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Mortgaged Property; and

         (e) all other liabilities, obligations and indebtedness of the Borrower, its Subsidiaries and Affiliates, and/or any other Credit Party, including, without limitation, the Mortgagor, incurred under or arising out of or in connection with the Credit Agreement, the Notes, and the other Secured Debt Documents, and the due performance and compliance by the Borrower, its Subsidiaries and Affiliates, and any other Credit Party, including, without limitation, the Mortgagor, with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Notes, and such other Secured Debt Documents;

BUT ONLY TO THE EXTENT THAT the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $10,500,000.

         In accordance with the provisions of the Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under the Credit Agreement. This Mortgage is given for the purpose of creating a lien on the Mortgaged Property and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Borrower or any of its Subsidiaries or Affiliates; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Mortgage, the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $10,500,000.

         PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Notes, and the other Secured Debt Documents shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Mortgaged Property shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

         The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:


         SECTION 1.        PAYMENT OF SECURED OBLIGATIONS,
                           PERFORMANCE OF OBLIGATIONS, ETC.

         (a) PAYMENT OF SECURED OBLIGATIONS. The Mortgagor shall pay or cause to be paid all amounts payable by it under the Subsidiary Guaranty and the other Secured Debt Documents to which it is a party.

         (b) PERFORMANCE OF OTHER OBLIGATIONS. The Mortgagor will keep and perform or cause to be kept and performed all other covenants, agreements, conditions and stipulations contained in the other Secured Debt Documents which are binding on or otherwise applicable to the Mortgagor.

         (c) WAIVER OF ACCEPTANCE, ETC. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.


         SECTION 2.        TITLE TO PREMISES, PROTECTION
                           OF LIEN OF MORTGAGE, ETC.

         (a) TITLE TO MORTGAGED PROPERTY, ETC. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, SUBJECT ONLY to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Mortgaged Property as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, SUBJECT ONLY to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Mortgaged Property, SUBJECT ONLY to Permitted Encumbrances; and (v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

         (b) PROTECTION OF LIEN; DEFENSE OF ACTION. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Mortgaged Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Mortgaged Property, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Mortgaged Property, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Mortgaged Property, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.


         SECTION 3.        TAXES AND IMPOSITIONS.

         (a) TAXES ON THE MORTGAGED PROPERTY. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Mortgaged Property or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (collectively, "IMPOSITIONS"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

         (b) RECEIPTS. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

         (c) INCOME AND OTHER TAXES. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Secured Debt Document, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, or any of the other Secured Debt Documents, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

         (d) BRUNDAGE CLAUSE. In the event of the enactment after the date hereof of any law in the State in which the Land is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, THEN, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, PROVIDED that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

         (e) RIGHT TO CONTEST IMPOSITIONS. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Mortgaged Property or any part thereof, PROVIDED THAT AND SO LONG AS (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Mortgaged Property nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment; and
(5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Mortgaged Property or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

         SECTION 4.        TAX AND INSURANCE DEPOSITS.

         (a) AMOUNT OF DEPOSITS. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Mortgaged Property, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

         (b) USE OF DEPOSITS. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, PROVIDED that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and PROVIDED, FURTHER, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

         (c) TRANSFER OF MORTGAGE. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Mortgaged Property shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

         (d) TRANSFER OF MORTGAGED PROPERTY. A permissible transfer of record title to the Mortgaged Property shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Mortgaged Property, and no other person shall have any right or claim thereto in any event.

         (e) DEPOSITORY. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

         SECTION 5.        LIENS AND LIABILITIES.

         (a) DISCHARGE OF MECHANIC'S LIENS, ETC. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

         (b) CREATION OF LIENS. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, prior to, on a parity with or subordinate to the lien of this Mortgage, OTHER than the following ("PERMITTED ENCUMBRANCES"): (i) the lien of this Mortgage; (ii) the lien of a mortgage on the Mortgaged Property which is junior and subordinate in all respects to this mortgage and the Lien hereof, securing ratably the Secured Obligations secured hereby together with $100,000,000 aggregate original principal amount of the Borrower's 8% Senior Notes due 2008 and all other liabilities and obligations related thereto; (iii) the Permitted Liens (as defined in the Credit Agreement); and (iv) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Mortgaged Property without such consent, the Mortgagor will promptly cause the same to be discharged and released.

         (c) NO CONSENT OF COLLATERAL AGENT TO LIENS TO BE IMPLIED. Nothing in the Credit Agreement, the Notes, this Mortgage, or the other Secured Debt Documents shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Mortgaged Property.

         (d) RIGHT TO CONTEST. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, PROVIDED THAT AND SO LONG AS (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Mortgaged Property nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Mortgaged Property is listed for an IN REM action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Mortgaged Property may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.


         SECTION 6.        TRANSFERS AND MERGERS; LEASES, ETC.

         The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Mortgaged Property or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Mortgaged Property to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, EXCEPT to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

         SECTION 7.        MAINTENANCE; ALTERATIONS; REPAIR
                           OR RESTORATION OF LOSS OR DAMAGE
                           CAUSED BY CASUALTY;
                           PREPAYMENT UPON EVENT OF LOSS.

         (a) REPAIR AND MAINTENANCE. The Mortgagor will operate and maintain the Mortgaged Property in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Mortgaged Property, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Mortgaged Property or otherwise necessary so that the Mortgaged Property will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Mortgaged Property or suffer waste to be committed thereon.

         (b) REPLACEMENT OF FIXTURES AND EQUIPMENT. The Mortgagor will keep the Mortgaged Property fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Mortgaged Property any item of the Fixtures and Equipment covered by this Mortgage UNLESS
(i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

         (c) ALTERATIONS OF IMPROVEMENTS, ETC. No buildings, structures or other substantial Improvements on the Mortgaged Property shall be altered in any material respect or demolished or removed by the Mortgagor, PROVIDED that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Mortgaged Property or the uses or utility of the Mortgaged Property; or (ii) such alterations are required by applicable law, rule or regulation.

         (d) EVENT OF LOSS, ETC. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent, UNLESS the proceeds of insurance are applied to the Secured Obligations as provided in section 10(b) hereof.

         SECTION 8.        COMPLIANCE WITH LAWS AND
                           INSURANCE REQUIREMENTS, ETC.

         (a) COMPLIANCE WITH LAWS, ETC. The Mortgagor covenants that the Mortgaged Property will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

                  (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Mortgaged Property or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET Seq., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "ACCESS LAWS"); and

                  (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral;

OTHER than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         (b) ALTERATIONS AFFECTING COMPLIANCE WITH ACCESS LAWS. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

         (c) NOTICE OF VIOLATION OF ACCESS LAWS. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         (d) LICENSES AND PERMITS, ETC. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Mortgaged Property, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; EXCEPT in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

         (e) FLOOD HAZARDS; UTILITIES; STREETS. The Mortgagor represents and warrants that (i) the Mortgaged Property are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Mortgaged Property are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Mortgaged Property for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

         (f) ZONING; TITLE MATTERS. The Mortgagor will not (i) initiate or support any zoning reclassification of the Mortgaged Property, seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality or (iv) permit or suffer the Mortgaged Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

         (g) INSURANCE REQUIREMENTS. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Mortgaged Property which is maintained in accordance with section 10.

         SECTION 9.        ENVIRONMENTAL MATTERS.

         (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) affirms that the representations contained in section 7.13 of the Credit Agreement are true and correct insofar as it and the Mortgaged Property are concerned, (ii) insofar as it and/or the Mortgaged Property are concerned, covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by the Borrower and/or its Subsidiaries with Environmental Laws, including without limitation, notice by it and indemnification by it of Environmental Claims, as provided in section 8.8 and 13.1 of the Credit Agreement, as fully as if the Mortgagor were named in such terms and provisions in the place and stead of the Borrower; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 13.1 of the Credit Agreement.

         (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "DEFAULT RATE"), until paid in full.

         (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Mortgaged Property or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.

         SECTION 10.       INSURANCE.

         (a) REQUIRED INSURANCE. The Mortgagor will maintain or cause to be maintained insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), PROVIDED that in any event the Mortgagor will maintain:

                  (i) ALL RISK EXTENDED COVERAGE INSURANCE: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Mortgaged Property by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured and as loss payee,

                           (B) provide coverage in an amount not less than the
                  greater of (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                           (C) provide for a deductible or self-insurance
                  retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

                  (ii) FLOOD INSURANCE: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured and as loss payee,

                           (B) provide coverage in an amount not less than the
                  greater of (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; PROVIDED that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                           (C) provide for a deductible or self-insurance
                  retention of an amount reasonably acceptable to the Collateral Agent; and

                           (D) comply with any additional requirements of the
                  National Flood Insurance Program as set forth in such Act;

                  (iii) COMMERCIAL GENERAL LIABILITY INSURANCE: insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured,

                           (B) provide coverage in an amount not less than
                  $______ per occurrence and $______ in the aggregate, PLUS umbrella coverage of not less than $_______; and

                           (C) provide for a deductible or self-insurance
                  retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

                  (iv) WORKERS' COMPENSATION INSURANCE: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

                  (v) BUSINESS INTERRUPTION INSURANCE: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

                  (vi) OTHER INSURANCE: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Mortgaged Property is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Mortgaged Property, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

         (b) PROCEEDS OF INSURANCE. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent. In the event of a loss, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Mortgaged Property, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to use and apply the net proceeds or any part thereof in any one or more of the following ways: (i) application of the net proceeds to the total unpaid balance of the Secured Obligations up to a maximum amount of $10,500,000, INCLUDING WITHIN SUCH AMOUNT (A) interest on such Secured Obligations, and (B) any advances or disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements, which payment shall reduce the remaining maximum amount of this Mortgage, and if and to the extent that the total unpaid balance of the Secured Obligations exceeds such amount, the remaining net proceeds shall be applied as provided in any of the following clauses, which payment shall reduce the remaining maximum amount of this Mortgage; (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (iii) use the same or any part thereof to replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent; or (iv) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

         (c) POWER OF ATTORNEY. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Mortgaged Property in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.


         SECTION 11.       CONDEMNATION.

         (a) CONDEMNATION. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Mortgaged Property or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Mortgaged Property by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Mortgaged Property, are hereby assigned to the Collateral Agent. In case of any such proceedings, the Collateral Agent is authorized and empowered, at its option, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to use and apply the net proceeds or any part thereof in any one or more of the following ways: (i) application of the net proceeds to the total unpaid balance of the Secured Obligations up to a maximum amount of $10,500,000, INCLUDING WITHIN SUCH AMOUNT (A) interest on such Secured Obligations, and (B) any advances or disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements, which payment shall reduce the remaining maximum amount of this Mortgage, and if and to the extent that the total unpaid balance of the Secured Obligations exceeds such amount, the remaining net proceeds shall be applied as provided in any of the following clauses, which payment shall reduce the remaining maximum amount of this Mortgage; (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (iii) use the same or any part thereof to replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent; or (iv) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

         (b) FURTHER ASSURANCES. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

         (c) INSTALLMENT PAYMENT OF SECURED OBLIGATIONS NOT IMPAIRED. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the obligation of the Borrower to pay installments on the Secured Obligations owed by it shall not be impaired and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.


         SECTION 12.       RIGHT OF COLLATERAL AGENT
                           TO MAKE PAYMENTS ON BEHALF
                           OF MORTGAGOR, ETC.

         (a) RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS, ETC. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two Business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Mortgaged Property whenever necessary for the purpose of inspecting the Mortgaged Property and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Mortgaged Property for the sum so paid plus interest at the Default Rate.

         (b) COLLATERAL AGENT PROTECTED; FURTHER RIGHTS, ETC. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby; PROVIDED, HOWEVER, that under no circumstances shall this Mortgage secure any sum greater than $10,500,000 in the aggregate.

         SECTION 13.       SECURITY AGREEMENT PROVISIONS.

         This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

         (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; PROVIDED, HOWEVER, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

         (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

         (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, EXCEPT in compliance with the requirements of section 9.2 of the Credit Agreement;

         (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

         (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

         (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.

         SECTION 14.       FILINGS AND RECORDINGS.

         The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

         SECTION 15.       RIGHT OF SETOFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, or any other Secured Debt Documents, including, without limitation, all interests in Loans purchased by such Secured Creditor pursuant to section 13.4(b) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Secured Debt Document, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Loans, liabilities or claims, or any of them, shall be contingent or unmatured.


         SECTION 16.       EVENTS OF DEFAULT.

         Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, shall constitute an Event of Default ("EVENT OF DEFAULT") under this Mortgage.


         SECTION 17.       REMEDIES.

         If an Event of Default, under and as defined in section 16 of this Mortgage, shall have occurred and be continuing:

                  (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity, and the Mortgagor hereby grants the Collateral Agent all remedies which may be available under applicable law or equity in connection with the enforcement of this Mortgage, whether or not any such remedies are specifically or generally enumerated or otherwise referred to herein. Without limitation of any of the provisions of this section 17, the Mortgagor agrees that, to the extent permitted by law, this Mortgage may be foreclosed by the Collateral Agent, at its option, pursuant to the provisions of section
         846.103 of the Wisconsin Statutes of 1981-82, or any successor thereof.

                  (b) To the extent permitted by applicable law, the Collateral Agent may enter upon the Mortgaged Property or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Mortgaged Property and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Mortgaged Property and may insure and reinsure the same, as may seem to the

         Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Mortgaged Property and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Mortgaged Property, awards made for the taking of or injury to the Mortgaged Property through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Mortgaged Property or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

                  (c) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Mortgaged Property in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Mortgaged Property pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Mortgaged Property together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

                  (d) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Mortgaged Property or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Mortgaged Property at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

                  (e) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

The Mortgagor hereby agrees to the provisions of section 846.103, Wisconsin Stats., as the same may be amended or renumbered from time to time, permitting the Collateral Agent, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of the Mortgaged Property three months after a foreclosure judgment is entered.


         SECTION 18.       COSTS OF ENFORCEMENT; APPLICATION OF
                           PROCEEDS; MORTGAGOR NOT LIABLE FOR
                           DEFICIENCY, ETC.

         (a) COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Mortgaged Property or any part or portion thereof, the proceeds thereof shall be applied as follows:

                  (1) FIRST, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

                  (2) SECOND, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced or disbursed by the Collateral Agent, if any, for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements at the Default Rate;

                  (3) THIRD, to the extent proceeds remain after the application pursuant to preceding clause (2), such proceeds shall be applied to (i) the total unpaid balance of the Secured Obligations, up to a maximum amount of $10,500,000, including sums paid in accordance with clauses
         (1) and (2) above, in such amounts and order of priority as may be provided in section 10.3 of the Credit Agreement; and

                  (4) FOURTH, to the extent remaining after the application pursuant to the preceding clauses (1), (2) and (3), to the Mortgagor or to whomever may be lawfully entitled to receive such payment.

Notwithstanding anything contained in this section 18(a) to the contrary, the sums secured by, and recoverable under, this Mortgage, shall not exceed $10,500,000 in the aggregate including, without limitation, those items set forth in clauses (1) through (3) above.

         (b) MORTGAGOR NOT LIABLE FOR DEFICIENCY. It is understood that the Mortgagor shall not be liable to the extent of any deficiency between (x) the amount of the proceeds of the Mortgaged Property applied as provided in the foregoing clauses (1), (2) and (3), and (y) any remaining outstanding amount of the Secured Obligations.


         SECTION 19.       RECEIVER.

         In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Mortgaged Property as a matter of right, with power to collect the rents, issues and profits of the Mortgaged Property due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Mortgaged Property, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Mortgaged Property during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Mortgaged Property. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Mortgaged Property, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Mortgaged Property and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.

         SECTION 20.       LIABILITY OF MORTGAGOR NOT AFFECTED.

         No sale of the Mortgaged Property, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

         SECTION 21.       REMEDIES CUMULATIVE.

         Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

         SECTION 22.       COLLATERAL AGENT SUBROGATED
                           TO PRIOR LIENS PAID OUT OF LOAN PROCEEDS.

         Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

         SECTION 23.       FURTHER ASSURANCES.

         The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.


         SECTION 24.       MORTGAGOR'S OBLIGATIONS ABSOLUTE.

         The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Secured Debt Document, or any other agreement or instrument relating thereto;

                  (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Secured Debt Document, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.

         SECTION 25.       NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9201 Washington Avenue, Racine, Wisconsin 54406, attention: Chief Financial Officer (facsimile: ___________) , with a copy to the Borrower at 32000 Aurora Road, Solon, Ohio 44139, attention: Chief Financial Officer (facsimile: (440) 519-0501); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481; or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         SECTION 26.       DISCHARGE OF MORTGAGE; RELEASE OF PROPERTY.

         (a) DISCHARGE OF MORTGAGE. After the termination of the Total Commitment and all Designated Hedge Agreements and when all Loans and other Secured Obligations have been paid in full, this Mortgage shall terminate, and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In case of failure of the Collateral Agent to promptly so release this Mortgage, all claims for statutory penalties and damages are hereby waived.

         (b) RELEASE OF COLLATERAL. So long as no payment default on any of the Secured Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Mortgagor, release any or all of the Real Property Collateral and/or Personal Property Collateral, PROVIDED that (x) such release is permitted by the terms of section 9.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders (or all of the Lenders, if required by section 13.12 of the Credit Agreement) and (y) if required pursuant to the provisions of section
5.2 of the Credit Agreement, the proceeds of such Collateral are applied to the prepayment of the Loans.

         (c) REQUEST FOR RELEASE; EFFECT OF RELEASE. At any time that the Mortgagor desires that the Collateral Agent take any action to give effect to any release of any or all of the Mortgaged Property pursuant to the foregoing paragraph (a) or (b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Real Property Collateral and/or Personal Property Collateral is permitted pursuant to paragraph (a) or (b). In the event that any part of the Mortgaged Property is released as provided in paragraph
(a), the Collateral Agent, at the request and expense of the Mortgagor, will duly release such part of the Mortgaged Property and assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the part of the Mortgaged Property as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Mortgaged Property by it as permitted by this section. Upon any release of all or any part of the Mortgaged Property pursuant to paragraph (a) or (b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

         SECTION 27.       MISCELLANEOUS.

         (a) ACKNOWLEDGMENT OF RECEIPT OF COPIES OF SECURED DEBT DOCUMENTS. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Secured Debt Document executed and delivered on or prior to the date hereof.

         (b) INDEMNIFICATION. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 13.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

         (c) SUBSEQUENT SERVICES OF COUNSEL TO COLLATERAL AGENT. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

         (d) NO PARTNERSHIP OR JOINT VENTURE. Neither this Mortgage, the Credit Agreement, the Notes, or any other Secured Debt Documents, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

         (e) ELECTION OF COLLATERAL AGENT TO SUBORDINATE. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Mortgaged Property upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

         (f) WAIVER OF HOMESTEAD AND EXEMPTION RIGHTS, ETC. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

         (g) COVENANTS RUN WITH THE LAND. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

         (h) USURY SAVINGS CLAUSE. All agreements in the Credit Agreement, in the Notes, in this Mortgage, or in any other Secured Debt Document are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, or of any other Secured Debt Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Secured Debt Documents as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

         (i) GOVERNING LAW; SUCCESSORS AND ASSIGNS; SEVERABILITY, ETC. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Mortgaged Property, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (j) NO MODIFICATION. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 13.12 of the Credit Agreement, all of the Lenders), PROVIDED, HOWEVER, that no such change, waiver, modification or variance shall be made to this section 27(j) without the consent of each Secured Creditor adversely affected thereby, PROVIDED FURTHER that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "Class" shall mean each class of Secured Creditors, I.E., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Designated Hedge Creditors as holders of the Designated Hedge Obligations; and the term "REQUISITE CREDITORS" when used with reference to any Class of Secured Creditors shall mean (x) with respect to the Lenders as holders of the Credit Document Obligations, the Required Lenders, and (y) with respect to the Designated Hedge Creditors as holders of the Designated Hedge Obligations, the holders of at least 51% of all outstanding Designated Hedge Obligations.

         (k) AGENCY PROVISIONS. By accepting the benefits of this Mortgage, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

         (l) COLLATERAL AGENT TO ACT ON BEHALF OF SECURED CREDITORS. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after all Credit Document Obligations have been paid in full, instructions of the holders of at least the majority of the outstanding Designated Hedge Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage.

         (m) WAIVER OF TRIAL BY JURY. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (n) TIME OF ESSENCE. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

         (o) COUNTERPARTS. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


SIGNED AND ACKNOWLEDGED IN THE PRESENCE OF:        RUUD LIGHTING, INC.,
                                                       AS THE MORTGAGOR

--------------------------------------
PRINT NAME:
                                                    BY:
                                                       -------------------------
                                                         NAME:
______________________________________                   TITLE:
PRINT NAME:

STATE OF WISCONSIN                  )
                                    ) SS.:
COUNTY OF RACINE                    )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named RUUD LIGHTING, INC., a Wisconsin corporation, by ____________________, its ________________, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Racine, Wisconsin, this ______ day of February, 1999.




                                                      --------------------------
                                                        Notary Public


[Notarial Seal]



This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

Telephone: (216) 586-7228
Facsimile: (216) 579-0212

                                    EXHIBIT 1
                                       TO
                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT



The following described real estate, to-wit:


PARCEL I: That part of the West 1/2 of the Southeast 1/4 of Section 16, Township 3 North, Range 22 East, bounded and described as follows: Commence at the South 1/4 corner of said Section; thence South 89(Degree) 57' 16" East along the South line of said 1/4 Section for a distance of 1331.33 feet, to a point; thence North 01(Degree) 27' 21" West along the East line of the West 1/2 of said 1/4 Section for a distance of 1098.55 feet, to the point of beginning, thence continuing along said East line, North 01(Degree) 27' 21" West for a distance of
733.61 feet, to a point; thence North 99(Degree) 41' 02" West for a distance of
632.40 feet, to a point; thence South 01(Degree) 26' 43" East for a distance of
736.59 feet, to a point; thence South 88(Degree) 57' 16" East for a distance of
632.45 feet, to the point of beginning. Said land being in the Village of Sturtevant, County of Racine, State of Wisconsin.

Tax Key No.: Part of 51-181-03-22-16-420-300
         (Tax Key No. for 1996:  51-181-03-22-16-420-320)

PARCEL II: Parcel 1, Certified Survey Map No. 1126, recorded in the office of the Register of Deeds for Racine County, Wisconsin, on April 18, 1986 in Volume 3 of Certified Survey Maps, at Page 314, as Document No. 1191396, being a part of the Northeast 1/4 of the Southeast 1/4 of Section 16, Township 3 North, Range 22 East. Said land being in the Village of Sturtevant, County of Racine, State of Wisconsin.

Tax Key No.: 51-181-03-22-16-002-050.



                               [End of Exhibit 1]

                                    EXHIBIT 2
                                       TO
                  OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT



                             PERMITTED ENCUMBRANCES



1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the premises on the date this Mortgage is recorded.

3.       Zoning ordinances, if any.

                               [End of Exhibit 2]

                                    EXHIBIT B




                                     FORM OF
                              RUUD SECOND MORTGAGE

                                                                       Exhibit B


DOCUMENT NO.


PARCEL IDENTIFICATION NUMBER:

================================================================================

================================================================================



                              RUUD LIGHTING, INC.
                                AS THE MORTGAGOR


                                       TO


                               NATIONAL CITY BANK
                            AS THE COLLATERAL AGENT

                        --------------------------------

                                SECOND MORTGAGE,
                              ASSIGNMENT OF LEASES
                                      AND
                               SECURITY AGREEMENT
             (TOTAL SECURED OBLIGATIONS NOT TO EXCEED $185,000,000,
                 PLUS CERTAIN OTHER AMOUNTS REFERRED TO HEREIN)

                                  DATED AS OF
                               FEBRUARY 16, 1999


                        --------------------------------



   Relating to Property Located at 9201 Washington Avenue, Racine, Wisconsin


================================================================================

================================================================================

                   SECOND MORTGAGE, ASSIGNMENT OF LEASES AND
                               SECURITY AGREEMENT
             (TOTAL SECURED OBLIGATIONS NOT TO EXCEED $185,000,000.
                 PLUS CERTAIN OTHER AMOUNTS REFERRED TO HEREIN)

         THIS SECOND MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT, dated as of February 16, 1999 (as amended, modified, or supplemented from time to time, "THIS MORTGAGE"), by (i) RUUD LIGHTING, INC., a Wisconsin corporation (hereinafter, together with its successors and assigns, called the "MORTGAGOR") which is duly qualified to transact business in the jurisdiction in which the real property referred to below is located, whose address is 9201 Washington Avenue, Racine, Wisconsin 54406, in favor of (ii) NATIONAL CITY BANK, a national banking association, as collateral agent under the Credit Agreement referred to below (herein, together with its successors and assigns in such capacity, the "COLLATERAL AGENT"), whose address is 1900 East Ninth Street, Cleveland, Ohio 44114, for the benefit of the Secured Creditors (as defined below):

         PRELIMINARY STATEMENTS:

         (A) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

         (B) This Mortgage is made pursuant to the Credit Agreement, dated as of January 2, 1998, as amended (herein, as heretofore and hereafter amended or otherwise modified, restated or replaced from time to time, the "CREDIT AGREEMENT"), among Advanced Lighting Technologies, Inc., an Ohio corporation (herein, together with its successors and assigns, the "BORROWER"), the financial institutions named as lenders therein (herein, together with their successors and assigns, the "LENDERS"), and National City Bank, as the Administrative Agent for the Lenders under the Credit Agreement, providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $85,000,000, with such loans or advances being evidenced by promissory notes (the "CREDIT FACILITY NOTES", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

         (C) The Mortgagor is a Subsidiary of the Borrower and will derive financial benefit from the loans or advances or other extensions of credit made to the Borrower pursuant to the Credit Agreement.

         (D) The Borrower or any of its Subsidiaries may from time to time be party to one or more Designated Hedge Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case their subsequent assigns, as a counterparty to any Designated Hedge Agreement (collectively, the "DESIGNATED HEDGE CREDITORS").

         (E) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor (including the Mortgagor, as one of the Subsidiary Guarantors) has jointly and severally guaranteed to the Administrative Agent, the Lenders and the Designated Hedge Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

         (F) The Mortgagor has heretofore entered into a First Mortgage, Assignment of Leases and Security Agreement, dated as of February 1, 1999, with the Collateral Agent (as from time to time, amended, supplemented, modified or replaced, the "FIRST MORTGAGE"), as security for a portion of the amounts from time to time owed to the Administrative Agent, the Lenders and the Designated Hedge Creditors under the Credit Agreement, the Credit Facility Notes, the Designated Hedge Agreements and certain other agreements and instruments referred to therein, which First Mortgage covers the same properties, rights and interests of the Mortgagor which are subject to this Mortgage. This Mortgage is subject, junior and subordinate in all respects to the First Mortgage, all as herein provided.

         (G) The Borrower has entered into an Indenture, dated as of March 18, 1998, as heretofore supplemented by First Supplemental Indenture, dated as of September 25, 1998 (such Indenture, as so supplemented and as hereafter amended, supplemented, modified or replaced, the "SENIOR NOTE INDENTURE"), with The Bank of New York, as Trustee (herein, together with its successors and assigns in such capacity, the "SENIOR NOTE TRUSTEE"), pursuant to which the Borrower has issued $100,000,000 aggregate original principal amount of its 8% Senior Notes due 2008 (the "SENIOR NOTES", such term to include all notes and other securities issued in exchange therefor or in replacement thereof). The holders from time to time of the Borrower's Senior Notes are referred to herein as the "SENIOR NOTE CREDITORS", and the Senior Notes, the Senior Note Indenture, and any other supplemental indenture, guaranty or other agreement or instrument related thereto are herein referred to individually as a "SENIOR NOTE DOCUMENT" and collectively as the "SENIOR NOTE DOCUMENTS".

         (H) The Indenture permits the Mortgagor to enter into this Mortgage if the Senior Notes and all other amounts due under the Senior Note Indenture are directly secured equally and ratably with all other obligations and liabilities secured hereby.

         (I) The Administrative Agent, the Collateral Agent, the Lenders, the Designated Hedge Creditors, the Senior Note Trustee and the Senior Note Creditors (collectively the "SECURED CREDITORS"), shall benefit hereunder as herein provided.

         (J) The Credit Documents, the Designated Hedge Agreements and the Senior Note Documents are herein sometimes referred to collectively as the "SECURED DEBT DOCUMENTS" and individually as a "SECURED DEBT DOCUMENT".

         (K) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Mortgagor shall have executed and delivered to the Collateral Agent this Mortgage.

         (L) The Mortgagor desires to execute this Mortgage to satisfy the condition described in the preceding paragraph.

         (M) The execution and delivery of this Mortgage has been duly authorized by the Mortgagor, and all things necessary to make this Mortgage a valid, binding and legal instrument according to its terms, have been done and performed.

         NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Mortgagor's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Lenders, the Mortgagor DOES HEREBY grant, bargain, sell, MORTGAGE, WARRANT, CONVEY, alien, remise, release, assign, transfer, grant a security interest in, set over, deliver, confirm and convey unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, equally and ratably, upon the terms and conditions of this Mortgage, with power of sale, each and all of the real properties and interests in real properties, and DOES HEREBY FURTHER grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, equally and ratably, a security interest in and to all other property and interests, described in the following Granting Clauses (all of such property and interests hereinafter collectively called the "MORTGAGED PROPERTY"):


                                         GRANTING CLAUSES

                  All the estate, right, title and interest of the Mortgagor in, to and under, or derived from:

                                   GRANTING CLAUSE FIRST
                                            LAND

                  All those certain lot(s), piece(s) or parcel(s) of land more particularly described in Exhibit 1 attached hereto and made a part hereof, as the description of the same may be amended or supplemented from time to time and all and the reversions or remainders in and to said land and the tenements, hereditaments, easements, rights-of-way or use, rights (including alley, drainage, crop, timber and cutting, agricultural, horticultural, mineral, water, oil and gas rights), privileges, royalties and appurtenances to said land, now or hereafter belonging or in anywise appertaining thereto, including any such right, title, interest in, to or under any agreement or right granting, conveying or creating, for the benefit of said land, any easement, right or license in any way affecting other property and in, to or under any streets, ways, alleys, vaults, gores or strips of land adjoining said land or any parcel thereof, or in or to the air space over said land, all rights of ingress and egress by motor vehicles to parking facilities on or within said land, and all claims or demands of the Mortgagor, either at law or in equity, in possession or expectancy, of in or to the same (all of the foregoing hereinafter collectively called the "LAND").


                                    GRANTING CLAUSE SECOND
                                         IMPROVEMENTS

                  All buildings, structures and other improvements now or hereafter located on the Land, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest (all of the foregoing hereinafter collectively called the "IMPROVEMENTS").


                                    GRANTING CLAUSE THIRD
                                    FIXTURES AND EQUIPMENT

                  Without limitation of the foregoing Granting Clauses, (i) all "FIXTURES" (as defined in the Uniform Commercial Code of the State in which the Land is located), (ii) all "EQUIPMENT" (as defined in the Uniform Commercial Code of the State in which the Land is located),
         (iii) all other fixtures, chattels and articles of personal property (other than "inventory", as defined in the Uniform Commercial Code of the State in which the Land is located), and (iv) all additions, betterments, improvements, modifications, renewals, alterations, repairs, attachments, parts, accessories, appurtenances, substitutions and replacements of or to any of the foregoing, in each case now or hereafter owned or otherwise acquired by the Mortgagor or in which the Mortgagor now has or shall hereafter acquire an interest, wherever situated, and now or hereafter located on, attached or affixed to, contained in or used in connection with, the properties referred to in Granting Clause First or Granting Clause Second, or placed on any part thereof, though not attached or affixed thereto, including, without limitation, all of the following: (1) all automobiles, trucks and trailers, and all other automotive or transportation vehicles and equipment; (2) all machines and machinery and other apparatus; (3) all engines and motors; (4) all lathes; (5) all drill presses, punch presses and other presses; (6) all sorting, assembly, installation and production line equipment; (7) all robotic equipment, devices and systems; (8) all boilers, turbines, stokers, smelters, electric arc furnaces, ladle arc furnaces, reheat furnaces and/or other furnaces and related equipment; (9) all rolling mills, coilers and cooling beds;
         (10) all stamping, cutting, drilling, jigging, bending, shaping, fitting, molding, milling, injection, sizing, patterning, fastening, connecting, heat treating, galvanizing, painting, embossing, coloring, identification, measuring, monitoring, quality assurance, finishing and/or processing machines, equipment and systems; (11) all fabrication equipment and systems; (12) all packaging, receiving and shipping equipment and systems; (13) all scales; (14) all counting, measurement, testing, monitoring, calibration and analytical devices, equipment and systems; (15) all design and quality assurance or control equipment (including robotics); (16) all welding equipment and systems; (17) all soldering equipment and systems; (18) all hydraulic equipment and hydraulics; (19) all tooling, dies, jigs, casts, molds, patterns, models, stencils and drawings; (20) all generators, transformers, switches, substations, pumps, compressors, dynamos and batteries; (21) all cranes and hoists; (22) all conveyors;
         (23) all computers; (24) all computer monitors, drives, servers, and other hardware and software (whether owned, leased or licensed); (25) all computing equipment; (26) all electronic data processing equipment;
         (27) all operating and maintenance manuals, as well as all plans, specifications and operating instructions, for all equipment and fixtures; (28) all gas, oil kerosene and other fuels; (29) all industrial gases and containers therefor; (30) all consumable supplies;
         (31) all spare parts, replacement parts, appliances, utensils, tools, implements and fittings; (32) all repair and maintenance equipment;
         (33) all tanks (whether free standing, anchored or otherwise installed in place, readily movable, above or below ground, or otherwise), drums, vessels, containers, racks, pallets, skids, bins and shelves or shelving; (34) all forklifts, liftrucks, pallet movers, dollies, carts, and other materials handling equipment; (35) all shipping containers;
         (36) all rail cars; (37) all pipelines, pipes, ducts and conduits; (38) all wiring and all electric or other power surge or interruption protection equipment; (39) all water and other towers; (40) all call systems, dispatch systems, public address systems, switchboards, telephones, mobile phones, beepers, two-way (or more) radios, aerials, antennas and other telecommunication, teleconferencing (including video) and other communication equipment; (41) all desks, tables, cabinets, bureaus, credenzas, chairs, benches, couches, coat racks, safes and vaults, photocopy machines, facsimile, telex and cable machines, postage meters, televisions, video machines, radios, coffee, soft drink, beverage and fast food machines, lockers, bulletin boards, photographs, works of art and other decorations, lawn ornaments, signs, plants and shrubbery (both indoor and outdoor), sinks, basins, stoves, ranges, microwaves, ovens, dishwashers, refrigerators, ice makers, cafeteria equipment and supplies, wash tubs, showers, partitions, screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (42) all heating, lighting, power, plumbing, water, ventilating, cooling, air conditioning, refrigerating, gas, oil, steam, electrical, solar, waste, incinerating and/or compacting plants, systems, fixtures and equipment; (43) all elevators and escalators;
         (44) all vacuum and other cleaning systems including window washing equipment; (45) all lawn, parking and sidewalk maintenance equipment, including lawn mowers, leaf blowers, snow blowers, plows and vacuums;
         (46) all dust and noise suppression systems and equipment; (47) all air, water and other pollution control systems and equipment; (48) all safety systems and equipment; (49) all office supplies; (50) all industrial hygiene equipment and supplies; (51) all security alarms and cameras, and all identification, timekeeping, access and surveillance systems and equipment; and (52) all sprinkler systems and other fire detection, prevention and extinguishing apparatus. If the Lien of this Mortgage in any item of Fixtures and Equipment is subject to a purchase money or other security interest therein which is permitted under this Mortgage, then all of the right, title and interest of the Mortgagor in and to such item is hereby assigned to the Collateral Agent, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor (all of the foregoing property, rights and interests described in this Granting Clause Third, collectively the "FIXTURES AND EQUIPMENT").


                                  GRANTING CLAUSE FOURTH
                PERMITS, LICENSES AND FRANCHISES AND GENERAL INTANGIBLES

                  Without limitation of the foregoing Granting Clauses, all permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals, now or hereafter issued or granted by any governmental authority with respect to the ownership of the Mortgaged Property, or with respect to the ownership, construction or operation of the Mortgaged

         Property, and all "GENERAL INTANGIBLES" (as defined in the Uniform Commercial Code of the State in which the Land is located) relating in any way to the Mortgaged Property or the use or operation thereof, together with and any renewals or extensions of any of the foregoing, provided that the lien of this Mortgage shall not apply to, and there shall be excluded from the ambit of this Granting Clause Fourth, any of the foregoing permits, licenses, franchises, privileges, grants, consents, exemptions, concession agreements, development rights, building variances, certificates of occupancy or operation, and other authorizations or approvals and any other "general intangibles", which, by their express terms or by reason of applicable law would become void or voidable if mortgaged, pledged or assigned by the Mortgagor hereunder.


                                    GRANTING CLAUSE FIFTH
                          LEASEHOLD AND OTHER CONTRACTUAL INTERESTS

                  All the leases, lettings and licenses of, and all other contracts and agreements affecting, the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights mortgaged or otherwise conveyed or encumbered hereby, or any part thereof, now or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof, and all right, title and interest of the Mortgagor thereunder, including cash and securities deposited thereunder, the right to receive and collect the rents, income, proceeds, issues and profits payable thereunder and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof.


                                  GRANTING CLAUSE SIXTH
                         ASSIGNMENT OF RENTS, INCOME AND PROFITS

                  All rents, income, profits, proceeds and any and all cash collateral to be derived from the Mortgaged Property, or the use and occupation thereof, or under any contract or bond relating to the construction or reconstruction of the Mortgaged Property, including all rents, royalties, revenue, rights, deposits (including security deposits) and benefits accruing to the Mortgagor under all leases now or hereafter covering the Mortgaged Property, whether before or after foreclosure or during the full period of redemption, if any, and the right to receive the same and apply them against the Secured Obligations or against the Mortgagor's other obligations hereunder, together with all contracts, bonds, leases and other documents evidencing the same now or hereafter in effect and all rights of the Mortgagor thereunder. Nothing contained in the preceding sentence shall be construed to bind the Collateral Agent to the performance of any of the provisions of any such contract, bond, lease or other document or otherwise impose any obligation upon the Collateral Agent (including any liability under a covenant of quiet enjoyment contained in any lease or under applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been foreclosed of all right, title and interest and all equity of redemption in the Mortgaged Property), except that the Collateral Agent shall be accountable for any money actually received pursuant to such assignment. The assignment of said rents, income, profits, proceeds and cash collateral, and of the aforesaid rights with respect thereto and to the contracts, bonds, leases and other documents evidencing the same is intended to be and is an absolute present assignment from the Mortgagor to the Collateral Agent and not merely the passing of a security interest.

                                 GRANTING CLAUSE SEVENTH
                            OTHER AND AFTER ACQUIRED PROPERTY

                  Any and all moneys and other property, of every kind and nature, which may from time to time be subjected to the lien hereof by the Mortgagor, through a supplement to this Mortgage or otherwise, or by any other person or entity, or which may come into the possession of or be subject to the control of the Collateral Agent, it being the intention and agreement of the Mortgagor that all property hereafter acquired or constructed by the Mortgagor shall forthwith upon acquisition or construction thereof by the Mortgagor and without any act or deed by the Mortgagor be subject to the lien and security interest of this Mortgage as if such property were now owned by the Mortgagor and were specifically described in this Mortgage and conveyed or encumbered hereby or pursuant hereto, and the Collateral Agent is hereby authorized to receive any and all such property as and for additional security hereunder.


                                  GRANTING CLAUSE EIGHTH
                                   PROCEEDS AND AWARDS

                  All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by the Mortgagor, all proceeds of the conversion, voluntary or involuntary, of any of the property described in these Granting Clauses into cash or other liquidated claims, including proceeds of hazard, title and other insurance, and all claims, entitlements, judgments, damages, awards, settlements and compensation (including interest thereon) heretofore or hereafter accruing or made to or for the benefit of the present and all subsequent owners of the Land, the Improvements, the Fixtures and Equipment and/or any other property or rights encumbered or conveyed hereby for any injury to or decrease in the value thereof for any reason, or by any governmental or other lawful authority for the taking by eminent domain, condemnation or otherwise of all or any part thereof, including awards for any change of grade of streets.

         TO HAVE AND TO HOLD the Mortgaged Property unto the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, equally and ratably, forever, for the purposes and uses herein set forth, until such time as all of the Secured Obligations which are secured hereby shall have been paid in full.

         The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "REAL PROPERTY COLLATERAL" to the extent that the same is realty, and as the "PERSONAL PROPERTY COLLATERAL" to the extent that the same is personalty. The Real Property and the Personal Property Collateral collectively constitute the Mortgaged Property.

         It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this Mortgage shall constitute a security agreement and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the Office of the County Recorder or County Clerk where the Land (including such fixtures) is situated. The mailing address of the Mortgagor is set forth at the beginning of this Mortgage and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Mortgage.

         If the Mortgagor hereafter acquires any real property, or any interest in real property, in addition to the Real Property Collateral, which is adjacent to, or contiguous with, the Land, or otherwise is intended or required to be subjected to the lien of this Mortgage, the Mortgagor will subject the same to the lien of this Mortgage by instrument supplemental hereto, satisfactory in form and substance to the Collateral Agent.

         The conditions of this Mortgage are such that the Mortgagor has executed and delivered this Mortgage for the purpose of securing the performance of its covenants and agreements contained herein and in any agreement or instrument made with respect to any Secured Obligations secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of the following indebtedness, liabilities and obligations (including obligations which, but for the automatic stay under section 362(a) of the Bankruptcy Code, would become due), now existing or hereafter arising (collectively, the "SECURED OBLIGATIONS"), for the benefit of the Secured Creditors, equally and ratably:

                  (a) all of the following obligations and liabilities (collectively, the "CREDIT DOCUMENT OBLIGATIONS"): (i) up to $85,000,000 aggregate principal amount of Loans made or to be made to the Borrower under the Credit Agreement, maturing on or before December 31, 2000, with interest thereon as provided in the Credit Agreement, as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty; (ii) all reimbursement obligations in respect of Letters of Credit issued under the Credit Agreement in an aggregate amount not exceeding $15,000,000, as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty; and (iii) all other liabilities, obligations and indebtedness of the Borrower, its Subsidiaries and Affiliates, and/or any other Credit Party, including, without limitation, the Mortgagor, incurred under or arising out of or in connection with the Credit Agreement, the Credit Facility Notes, and the other Credit Documents, and the due performance and compliance by the Borrower, its Subsidiaries and Affiliates, and any other Credit Party, including, without limitation, the Mortgagor, with all of the terms, conditions, covenants and agreements contained in the Credit Agreement, the Credit Facility Notes, and such other Credit Documents;

                  (b) all obligations and liabilities of the Borrower or any Subsidiary of the Borrower under or in connection with any Designated Hedge Agreement, now or hereafter entered into with or assigned to any of the Secured Creditors (all such obligations and liabilities described in this clause (b) being herein collectively called the "DESIGNATED HEDGE OBLIGATIONS"), as guaranteed by the Mortgagor pursuant to the Subsidiary Guaranty;

                  (c) all of the following obligations and liabilities (collectively, the "SENIOR NOTE DOCUMENT OBLIGATIONS"): (i) $100,000,000 aggregate original principal amount of Senior Notes issued by the Borrower under the Senior Note Indenture, maturing on or before September 15, 2008, with interest thereon as provided in the Senior Notes and the Senior Note Indenture, as the same may be guaranteed by the Mortgagor; and (ii) all other liabilities, obligations and indebtedness of the Borrower, its Subsidiaries and Affiliates, including, without limitation, the Mortgagor, incurred under or arising out of or in connection with the Senior Note Indenture, the Senior Notes, and the other Senior Note Documents, and the due performance and compliance by the Borrower, its Subsidiaries and Affiliates, including, without limitation, the Mortgagor, with all of the terms, conditions, covenants and agreements contained in the Senior Note Indenture, the Senior Notes, and such other Senior Note Documents;

                  (d) all advances or disbursements of the Collateral Agent or any Secured Creditor with respect to the Mortgaged Property for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Mortgaged Property, and without limitation of the preceding provisions of this clause (d), all other sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Mortgage or any other agreement or instrument relating to or securing any of the foregoing for the purpose of protecting or preserving the Mortgaged Property or the priority of the Lien of this Mortgage, including, all advances or disbursements of the Collateral Agent for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Mortgaged Property;

BUT ONLY TO THE EXTENT THAT the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $185,000,000, PLUS (i) interest thereon, (ii) any advances or disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements, and (iii) costs and expenses of enforcement of this Mortgage.

         In accordance with the provisions of the Credit Facility Notes, the whole of the principal sum of the Loans which are then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under and as defined in the Credit Agreement.

         In accordance with the provisions of the Senior Note Indenture, the whole of the principal sum of the Senior Notes which is then unpaid may be declared and become due and payable upon the occurrence of an Event of Default under and as defined in the Senior Note Indenture.

         This Mortgage is given for the purpose of creating a lien on the Mortgaged Property and expressly is to secure the Secured Obligations, for the benefit of the Secured Creditors, including but not limited to future advances and other extensions of credit, whether such advances or other extensions of credit are obligatory or to be made at the option of the Secured Creditors (or any of them) or otherwise, to the same extent as if such future advances or other extensions of credit were made on the date of the execution of this Mortgage. The total amount of the Secured Obligations may decrease or increase from time to time and the Lenders or other Secured Creditors may hereafter, as described in this Mortgage, at any time after this Mortgage is delivered to the county recorder or county clerk for record, make additional loans, advances or other extensions of credit to or for the benefit of the Borrower or any of its Subsidiaries or Affiliates; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in this Mortgage, the total unpaid balance of the Secured Obligations which are secured at any one time by this Mortgage, shall not exceed $185,000,000, PLUS (i) interest thereon, (ii) any advances or disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements, and (iii) costs and expenses of enforcement of this Mortgage.

         PROVIDED, NEVERTHELESS, that if the Secured Obligations which are secured hereby shall be paid in full when due, and if all of the provisions of the Credit Agreement, the Credit Facility Notes, the Senior Notes and the other Secured Debt Documents shall be timely performed and observed, then the lien of this Mortgage and the interest of the Collateral Agent in the Mortgaged Property shall be released at the cost of the Mortgagor, but this Mortgage shall otherwise, except as specifically provided herein, remain in full force and effect.

         The Mortgagor, intending to bind its successors and assigns, hereby covenants and agrees with the Collateral Agent, its successors and assigns, for its benefit and for the benefit of the Secured Creditors, as follows:


         SECTION  1. PAYMENT OF SECURED OBLIGATIONS,
                     PERFORMANCE OF OBLIGATIONS, ETC.

         (a) PAYMENT OF SECURED OBLIGATIONS. The Mortgagor shall pay or cause to be paid all amounts payable by it under each other Secured Debt Document to which it is a party.

         (b) PERFORMANCE OF OTHER OBLIGATIONS. The Mortgagor will keep and perform or cause to be kept and performed all other covenants, agreements, conditions and stipulations contained in the other Secured Debt Documents which are binding on or otherwise applicable to the Mortgagor.

         (c) WAIVER OF ACCEPTANCE, ETC. The Mortgagor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Mortgage and any requirement that the Collateral Agent or any Secured Creditor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or any other Secured Creditor.

         SECTION  2. TITLE TO PREMISES, PROTECTION
                     OF LIEN OF MORTGAGE, ETC.

         (a) TITLE TO MORTGAGED PROPERTY, ETC. The Mortgagor represents to and covenants with the Collateral Agent, its successors and assigns, that (i) the Mortgagor has and will have good, marketable and insurable fee simple title to the Land, free and clear of all liens, charges and encumbrances of every kind and character, SUBJECT ONLY to Permitted Encumbrances; (ii) the Mortgagor has and will have full corporate power and lawful authority to encumber and convey the Mortgaged Property as provided herein; (iii) the Mortgagor owns and will own all of the Fixtures and Equipment, free and clear of all liens, charges and encumbrances of every kind and character, SUBJECT ONLY to Permitted Encumbrances; (iv) this Mortgage is and will remain a valid and enforceable first priority lien on, and first priority security interest in, the Mortgaged Property, SUBJECT ONLY to Permitted Encumbrances; and (v) the Mortgagor hereby warrants and will forever warrant and defend such title and the validity, enforceability and priority of the lien and security interest hereof against the claims of all persons and parties whomsoever.

         (b) PROTECTION OF LIEN; DEFENSE OF ACTION. If the lien, security interest, validity or priority of this Mortgage, or if title or any of the rights of the Mortgagor or the Collateral Agent in or to the Mortgaged Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Mortgage, or in which it becomes necessary to defend or uphold the lien of this Mortgage, or the priority thereof or possession of the Mortgaged Property, or otherwise to perfect the security hereunder, or if any suit, action, legal proceeding or dispute of any kind is commenced in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Mortgaged Property, including, but not limited to, bankruptcy, probate and administration proceedings, other foreclosure proceedings or any condemnation action involving the Mortgaged Property, then the Mortgagor will promptly notify the Collateral Agent thereof (unless the Collateral Agent has initiated or been served with process in respect thereof) and the Mortgagor will diligently endeavor to cure any defect which may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and, subject to the Collateral Agent's approval, the compromise, release or discharge of any and all adverse claims. The Collateral Agent (whether or not named as a party to such actions or proceedings), is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper for the prosecution, defense and control of any such action or proceeding or the protection of the lien, security interest, validity or priority of this Mortgage or of such title or rights, including the employment of counsel, the prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of prior liens and security interests. The Mortgagor shall, on demand, reimburse the Collateral Agent for all expenses (including attorneys' fees and disbursements) incurred by it in connection with the foregoing matters, and the person incurring such expenses shall be subrogated to all rights of the person receiving such payment. All such costs and expenses of the Collateral Agent, until reimbursed by the Mortgagor, shall be part of the Secured Obligations and shall be deemed to be secured by this Mortgage.


         SECTION  3. TAXES AND IMPOSITIONS.

         (a) TAXES ON THE MORTGAGED PROPERTY. The Mortgagor will pay when due, and before any penalty, interest or cost for non-payment thereof may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, heretofore or hereafter assessed, levied or otherwise imposed against or upon, or which may become a Lien upon, the Mortgaged Property or any part thereof or any appurtenance thereto, or the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof (collectively, "IMPOSITIONS"). The Mortgagor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable, and such penalties, interest or cost shall be included within the term Impositions.

         (b) RECEIPTS. Unless the Mortgagor is making monthly deposits with the Collateral Agent pursuant to section 4, or unless the Collateral Agent otherwise directs, the Mortgagor will furnish to the Collateral Agent, upon its request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.

         (c) INCOME AND OTHER TAXES. The Mortgagor will promptly pay all income, franchise and other taxes owing by the Mortgagor, and any stamp taxes which may be required to be paid in connection with the Secured Obligations, this Mortgage or any other Secured Debt Document, together with any interest or penalties thereon, and the Mortgagor will pay any and all taxes, charges, filing, registration and recording fees, excises and levies imposed upon the Collateral Agent, the Administrative Agent or the Secured Creditors by reason of execution of the Credit Agreement, the Notes, this Mortgage, or any of the other Secured Debt Documents, or ownership of this Mortgage or any mortgage supplemental hereto, any security instrument with respect to any Fixtures and Equipment or any instrument of further assurance.

         (d) BRUNDAGE CLAUSE. In the event of the enactment after the date hereof of any law in the State in which the Land is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Secured Obligations, the Collateral Agent, the Administrative Agent or any of the Secured Creditors, THEN, and in such event, the Mortgagor shall, on demand, pay to (or reimburse) the Collateral Agent, the Administrative Agent or such Secured Creditors, the amount of all taxes, assessments, charges or liens for which the Collateral Agent, the Administrative Agent or any of the Secured Creditors is or may be liable as a result thereof, PROVIDED that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then the Collateral Agent may, at its option, declare the Secured Obligations immediately due and payable or require the Mortgagor to pay or reimburse the Collateral Agent, the Administrative Agent or any of the Secured Creditors for payment of the lawful and non-usurious portion thereof.

         (e) RIGHT TO CONTEST IMPOSITIONS. Notwithstanding anything to the contrary contained in this section 3, the Mortgagor shall have the right to protest and/or contest any Imposition imposed upon the Mortgaged Property or any part thereof, PROVIDED THAT AND SO LONG AS (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve such protest and/or contest as promptly as possible; (2) neither the Mortgaged Property nor any part thereof is or will be in immediate danger of being forfeited or lost by reason of such protest or contest; (3) if required by the Collateral Agent, the Mortgagor shall establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application to the cost of curing or removing the same from record pursuant to clause (4) below; (4) in any event, each such contest shall be concluded and the tax assessment, penalties, interest and costs shall be paid prior to the date such judgment becomes final or any writ or order is issued under which the Mortgaged Property may be sold pursuant to such judgment; and
(5) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such protest and/or contest. Pending the determination of any such protest or contest, the Mortgagor shall not be obligated to pay any such Imposition unless nonpayment of such Imposition will subject the Mortgaged Property or any part thereof to sale or other liability or forfeit by reason of non-payment. In addition, to the extent that the same may be permitted by law, the Mortgagor shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion the Mortgagor shall be obligated only to pay and discharge said periodic installments as required by this section 3.

         SECTION  4. TAX AND INSURANCE DEPOSITS.

         (a) AMOUNT OF DEPOSITS. To further secure the Mortgagor's obligations under sections 3 and 10, but not in lieu thereof, the Collateral Agent, at its option, following the occurrence and during the continuance of an Event of Default, may at any time after the Lien of the First Mortgage has been terminated and discharged, require that the Mortgagor deposit with the Collateral Agent, monthly on the first day of each month, a sum equal to one-twelfth (1/12) of the estimated annual cost of all Impositions levied on the Mortgaged Property, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums required to keep the Improvements and the Fixtures and Equipment insured as required by section 10 hereof, and the Mortgagor shall, accordingly, make such deposits. In addition, if so required by the Collateral Agent, the Mortgagor shall also deposit with the Collateral Agent a sum of money which, together with the aforesaid monthly installments, will be sufficient to make each of said payments of Impositions and premiums, at least 10 days before such payments are due. If the amount of any such payments is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of the Collateral Agent's estimate thereof, and, when such amount is fixed for the then-current year, the Mortgagor shall promptly deposit any deficiency with the Collateral Agent.

         (b) USE OF DEPOSITS. All funds so deposited shall, until so applied, constitute additional security for the Secured Obligations, shall be held by the Collateral Agent in a separate account, without interest (except to the extent required under applicable law), may be commingled with other funds of the Collateral Agent and, PROVIDED that no Event of Default shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent, to the extent that Collateral Agent shall have such funds on hand, and PROVIDED, FURTHER, that the Collateral Agent shall have no obligation to use said funds to pay any installment of Impositions prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. It shall be the Mortgagor's responsibility to furnish the Collateral Agent with bills or invoices therefor in sufficient time to pay the same before any penalty or interest attaches and before said policies of insurance lapse, and the Collateral Agent shall have no responsibility for payment of the same in the absence of such bills or invoices. If an Event of Default hereunder shall have occurred and be continuing, or if any of the Secured Obligations shall have been accelerated as provided in the Credit Agreement or any Designated Hedge Agreement, all funds so deposited may, at the Collateral Agent's option, be applied to the Secured Obligations in the order determined by the Collateral Agent or to cure said Event of Default or as provided in this section.

         (c) TRANSFER OF MORTGAGE. Upon an assignment or other transfer of this Mortgage, the Collateral Agent shall have the right to pay over the balance of such deposits in its possession to the assignee or other successor, and the Collateral Agent shall thereupon be completely released from all liability with respect to such deposits and the Mortgagor or the owner of the Mortgaged Property shall look solely to the assignee or transferee with respect thereto. This provision shall apply to every transfer of such deposits to a new assignee or transferee.

         (d) TRANSFER OF MORTGAGED PROPERTY. A permissible transfer of record title to the Mortgaged Property shall automatically transfer to the new owner the beneficial interest in any deposits under this section. Upon full payment and satisfaction of this Mortgage or, at the Collateral Agent's option, at any prior time, the balance of amounts deposited in the Collateral Agent's possession shall be paid over to the record owner of the Mortgaged Property, and no other person shall have any right or claim thereto in any event.

         (e) DEPOSITORY. The Mortgagor agrees, at the Collateral Agent's request and at the Mortgagor's expense, to make the aforesaid deposits with the Collateral Agent or such service or financial institution as the Collateral Agent may from time to time designate in lieu of the Collateral Agent.

         SECTION  5. LIENS AND LIABILITIES.

         (a) DISCHARGE OF MECHANIC'S LIENS, ETC. The Mortgagor will pay, bond or otherwise discharge, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property, or on the revenues, rents, issues, income or profits arising therefrom and, in general, the Mortgagor shall do, or cause to be done, at the Mortgagor's sole cost and expense, everything necessary to fully preserve the lien, security interest and priority of this Mortgage.

         (b) CREATION OF LIENS. The Mortgagor will not, without the Collateral Agent's consent, create, place or permit to be created or placed, or through any act or failure to act acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, prior to, on a parity with or subordinate to the lien of this Mortgage, OTHER than the following ("PERMITTED ENCUMBRANCES"): (i) the lien of this Mortgage; (ii) the lien of the First Mortgage; (iii) the Permitted Liens (as defined in the Credit Agreement); and (iv) such other matters of record as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in writing. If any of the foregoing, other than Permitted Encumbrances, becomes attached to the Mortgaged Property without such consent, the Mortgagor will promptly cause the same to be discharged and released.

         (c) NO CONSENT OF COLLATERAL AGENT TO LIENS TO BE IMPLIED. Nothing in the Credit Agreement, the Notes, this Mortgage, or the other Secured Debt Documents shall be deemed or construed in any way as constituting the consent or request by the Collateral Agent, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Mortgaged Property.

         (d) RIGHT TO CONTEST. Notwithstanding anything to the contrary contained in this section 5, the Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance, charge or security interests, PROVIDED THAT AND SO LONG AS (1) the same is done by the Mortgagor upon prior written notice to the Collateral Agent and at the Mortgagor's sole cost and expense and with due diligence and continuity so as to resolve as promptly as possible such question of validity; (2) neither the Mortgaged Property nor any part thereof will be in immediate danger of being forfeited or lost by reason of such contest; (3) such contest shall not subject the Collateral Agent to prosecution for a criminal offense or a claim for civil liability; (4) if required by the Collateral Agent, the Mortgagor shall either bond such lien, encumbrance, charge or security interest or establish a reserve or other security with the Collateral Agent in an amount and in form and substance satisfactory to the Collateral Agent for application towards the cost of curing or removing the same from record pursuant to clause (5) below; (5) the Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged prior to the date the Mortgaged Property is listed for an IN REM action with respect to such lien, encumbrance or charge or any writ or order is issued under which the Mortgaged Property may be sold pursuant to a final judgment; (6) the Mortgagor agrees in writing to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all expenses, claims, demands, obligations, liabilities, suits, actions and penalties upon or arising out of such contest and (7) no Event of Default hereunder shall have occurred and be continuing.


         SECTION  6. TRANSFERS AND MERGERS; LEASES, ETC.

         The Mortgagor shall not (i) sell, assign, transfer or otherwise dispose of the Mortgaged Property or any part thereof or interest therein, or (ii) merge or consolidate with any other person, or (iii) lease all or any portion of the Mortgaged Property to any other person, except pursuant to a lease which is subject and subordinate in all respects to this Mortgage, or (iv) enter into any contract or agreement to do any of the foregoing, expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement, EXCEPT to the extent permitted by, and in compliance with the requirements of, section 9.2 of the Credit Agreement.

         SECTION  7. MAINTENANCE; ALTERATIONS; REPAIR
                     OR RESTORATION OF LOSS OR DAMAGE
                     CAUSED BY CASUALTY;
                     PREPAYMENT UPON EVENT OF LOSS.

         (a) REPAIR AND MAINTENANCE. The Mortgagor will operate and maintain the Mortgaged Property in good order, repair and operating condition, ordinary wear and tear excepted, and will promptly make all necessary repairs, renewals, replacements, additions and improvements to the Mortgaged Property, interior and exterior, structural and nonstructural, foreseen and unforeseen, required by law or any restrictive covenant affecting the Mortgaged Property or otherwise necessary so that the Mortgaged Property will at all times be in good operating condition, ordinary wear and tear excepted, and fit and proper for the purposes for which it is used and operated at the date hereof. The Mortgagor shall not in any event commit waste upon the Mortgaged Property or suffer waste to be committed thereon.

         (b) REPLACEMENT OF FIXTURES AND EQUIPMENT. The Mortgagor will keep the Mortgaged Property fully equipped and will replace all worn-out or obsolete Fixtures and Equipment with Fixtures and Equipment comparable thereto when new, and will not, without the Collateral Agent's consent, remove from the Mortgaged Property any item of the Fixtures and Equipment covered by this Mortgage UNLESS
(i) the same is replaced by the Mortgagor with an item of equal suitability and value when new, owned by the Mortgagor and subject to the lien and security interest of this Mortgage, free and clear of any lien or security interest (other than Permitted Encumbrances), or (ii) in the case of any such Fixtures and Equipment which is obsolete and surplus to its needs, the same is disposed of in the ordinary course of business and in compliance with section 9.2 of the Credit Agreement.

         (c) ALTERATIONS OF IMPROVEMENTS, ETC. No buildings, structures or other substantial Improvements on the Mortgaged Property shall be altered in any material respect or demolished or removed by the Mortgagor, PROVIDED that the Mortgagor may make alterations and additions (including structural alterations) to the Improvements if (i) such alterations do not materially reduce the value or marketability of the Mortgaged Property or the uses or utility of the Mortgaged Property; or (ii) such alterations are required by applicable law, rule or regulation.

         (d) EVENT OF LOSS, ETC. If the Improvements or the Fixtures and Equipment suffer any damage or loss or are destroyed by fire, rain, storm, flood, earthquake, or any other casualty, whether or not covered by insurance, the Mortgagor will replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent, UNLESS the proceeds of insurance are applied (i) to the Secured Obligations under and as defined in the First Mortgage, as provided in section 10(b) of the First Mortgage, or (ii) to the Secured Obligations, as provided in section 10(b) hereof.


         SECTION 8.  COMPLIANCE WITH LAWS AND
                     INSURANCE REQUIREMENTS, ETC.

         (a) COMPLIANCE WITH LAWS, ETC. The Mortgagor covenants that the Mortgaged Property will at all times be constructed, installed, maintained and operated in compliance with all applicable requirements of:

                  (i) all laws, rules, regulations, orders, authorizations, permits and licenses of all governmental authorities, federal, state and local, having jurisdiction over the Mortgagor, the Mortgaged Property or any part thereof, including, without limitation, (w) all Environmental Laws, (x) the Occupational Safety and Health Act, 29 U.S.
         C. section 651 ET SEQ., (y) the Americans with Disabilities Act of 1990, and (z) all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively as referred to in clause (y) and this clause (z), "ACCESS LAWS"); and

                  (ii) all restrictive covenants affecting any portion or all of the Real Property Collateral;

OTHER than those requirements (A) being contested in good faith by appropriate proceedings, as to which adequate reserves are established to the extent required under GAAP, and (B) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

         (b) ALTERATIONS AFFECTING COMPLIANCE WITH ACCESS LAWS. Notwithstanding any provisions set forth herein or in any other document regarding the Collateral Agent's approval of alterations of the Real Property Collateral, the Mortgagor shall not alter the Real Property Collateral in any manner which would increase in any material respect the responsibilities of the Mortgagor for compliance with the applicable Access Laws without the prior written approval of the Collateral Agent. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Collateral Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Collateral Agent.

         (c) NOTICE OF VIOLATION OF ACCESS LAWS. The Mortgagor does hereby agree to give prompt notice to the Collateral Agent of the receipt by the Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         (d) LICENSES AND PERMITS, ETC. The Mortgagor shall (i) observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or any part thereof or which have been granted to or contracted for by the Mortgagor in connection with any existing or presently contemplated use of the Mortgaged Property, and (ii) obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all Environmental Laws, all Access Laws and other statutory or regulatory requirements; except in any such case referred to in clause (i) or (ii) above where the noncompliance would not have, and would not be reasonably expected to have, a Material Adverse Effect.

         (e) FLOOD HAZARDS; UTILITIES; STREETS. The Mortgagor represents and warrants that (i) the Mortgaged Property are not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Disaster Protection Act of 1973, as amended; (ii) the Mortgaged Property are served by all utilities required for the present use thereof; and (iii) all streets necessary to serve the Mortgaged Property for the use thereof as herein contemplated have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities.

         (f) ZONING; TITLE MATTERS. The Mortgagor will not (i) initiate or support any zoning reclassification of the Mortgaged Property, seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) modify, amend or supplement any Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the Mortgaged Property, execute or file any subdivision plat affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality or (iv) permit or suffer the Mortgaged Property to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

         (g) INSURANCE REQUIREMENTS. The Mortgagor shall observe and comply with any and all conditions and requirements attached to or made a part of the insurance relating to the Mortgaged Property which is maintained in accordance with section 10.

         SECTION 9.  ENVIRONMENTAL MATTERS.

         (a) Without limitation of the provisions of section 8 hereof, the Mortgagor hereby (i) affirms that the representations contained in section 7.13 of the Credit Agreement are true and correct insofar as it and the Mortgaged Property are concerned, (ii) insofar as it and/or the Mortgaged Property are concerned, covenants to perform and observe all of the terms and provisions of the Credit Agreement relating to compliance by the Borrower and/or its Subsidiaries with Environmental Laws, including without limitation, notice by it and indemnification by it of Environmental Claims, as provided in section 8.8 and 13.1 of the Credit Agreement, as fully as if the Mortgagor were named in such terms and provisions in the place and stead of the Borrower; and (iii) agrees that all of the Secured Creditors shall be considered Indemnitees as defined in section 13.1 of the Credit Agreement.

         (b) Any costs or expenses reasonably incurred by a person to be indemnified hereunder for which the Mortgagor is responsible shall be paid to the person to be indemnified on demand, and failing prompt reimbursement, shall be added to the Secured Obligations and earn interest at the interest rate provided in the last sentence of section 2.7(c) of the Credit Agreement, or such lesser rate as is the maximum legally permissible rate of interest (the "DEFAULT RATE"), until paid in full.

         (c) The Mortgagor's representations, warranties, and obligations under this section shall not be terminated, released, discharged, extinguished, or otherwise affected by any foreclosure of any lien, indebtedness or obligation, any satisfaction of the Secured Obligations or the release or discharge of the Mortgaged Property or any part thereof or any other action or thing, except and unless such representations, warranties, and obligations are expressly released in writing by the Collateral Agent, which writing shall refer particularly to this section. The provisions of this section may be enforced at any time by any of the Secured Creditors, the Collateral Agent or any other person entitled to be indemnified hereunder and, without limiting the foregoing, shall survive the payment or other satisfaction by any means of the obligations evidenced by the Notes and the release and discharge of this Mortgage, except in the case of a specific written release by the Collateral Agent as to this section, as referred to above.


         SECTION 10. INSURANCE.

         (a) REQUIRED INSURANCE. The Mortgagor will maintain or cause to be maintained insurance with responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties (and with such deductibles and levels of self-insurance as are usually maintained by owners of similar businesses and properties and as are consistent with the Mortgagor's practices as of the date of the execution and delivery hereof), PROVIDED that in any event the Mortgagor will maintain:

                  (i) ALL RISK EXTENDED COVERAGE INSURANCE: insurance against loss or damage covering the Improvements, the Fixtures and Equipment and all other tangible personal property of the Mortgagor located on the Mortgaged Property by reason of any loss or damage by fire, storms, and other hazards, perils, casualties and risks, including without limitation risks usually covered by extended coverage policies issued in the jurisdiction in which the Improvements are located, which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured and as loss payee,

                           (B) provide coverage in an amount not less than the
                  greater of (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy, and

                           (C) provide for a deductible or self-insurance
                  retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

                  (ii) FLOOD INSURANCE: if the area in which the Real Property Collateral is located has been designated as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, flood insurance, which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured and as loss payee,

                           (B) provide coverage in an amount not less than the
                  greater of (x) 100% of the replacement costs of the Improvements and the Fixtures and Equipment, (y) the full insurable value of the Improvements and the Fixtures and Equipment, and (z) the amount applicable to the Improvements and the Fixtures and Equipment necessary so that neither the Mortgagor (or any of its Affiliates) or the Collateral Agent shall be considered or shall become a co-insurer of any loss under such policy; PROVIDED that if flood insurance in the required amount is not available, flood insurance shall be maintained in the maximum amount available;

                           (C) provide for a deductible or self-insurance
                  retention of an amount reasonably acceptable to the Collateral Agent; and

                           (D) comply with any additional requirements of the
                  National Flood Insurance Program as set forth in such Act;

                  (iii) COMMERCIAL GENERAL LIABILITY INSURANCE: insurance against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Property and any other facilities owned, leased or used by the Mortgagor (including adjoining streets, sidewalks and waterways), which insurance shall:

                           (A) name National City Bank, as Collateral Agent as
                  an additional insured,

                           (B) provide coverage in an amount not less than
                  $______ per occurrence and $______ in the aggregate, PLUS umbrella coverage of not less than $______; and

                           (C) provide for a deductible or self-insurance
                  retention in an amount consistent with the Mortgagor's current practices or such greater amount as is reasonably acceptable to the Collateral Agent;

                  (iv) WORKERS' COMPENSATION INSURANCE: insurance against claims for injuries to or death of employees (including Employers' Liability Insurance) to the extent required by applicable law;

                  (v) BUSINESS INTERRUPTION INSURANCE: insurance against loss of operating income for a period of at least six months, occasioned by reason of any peril affecting the operations of the Mortgagor; and

                  (vi) OTHER INSURANCE: such other and additional insurance, in such amounts and with such coverages as are then customary for property similar in use and located in the same state in which the Mortgaged Property is located.

Such insurance shall be written by financially responsible companies selected by the Mortgagor and having an A.M. Best rating of "A-" or better and being in a financial size category of "VII" or larger, or by other companies acceptable to the Collateral Agent, and (other than workers' compensation insurance) shall name the Collateral Agent, as loss payee (in the case of insurance described in items (i) and (ii)) or as an additional named insured (in the case of the insurance described in items (iii), (v) and (vi) above), in each case as its interests may appear. Each policy referred to in this section shall provide that it will not be canceled or reduced or expire except after not less than 30 days' written notice to the Collateral Agent and shall also provide that the interests of the Collateral Agent shall not be invalidated by an act or negligence of the Mortgagor or any person having an interest in any facility owned, leased or used by the Mortgagor nor by occupancy or use of any facility owned, leased or used by the Mortgagor for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to any facility owned, leased or used by the Mortgagor. The Mortgagor will advise the Collateral Agent promptly of any policy cancellation, reduction or amendment. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution. At or prior to the time of the initial Borrowing by the Mortgagor, it will provide to the Collateral Agent (x) certificates or endorsements naming the Collateral Agent as an additional insured or loss payee with respect to the casualty and liability insurance maintained as required hereby with respect to the Mortgaged Property, and (y) if requested to do so, copies of all insurance policies maintained by it as required hereby. The Mortgagor shall deliver to the Collateral Agent contemporaneously with the expiration or replacement of any policy of insurance required to be maintained hereunder a certificate as to the new or renewal policy.

         (b) PROCEEDS OF INSURANCE. All amounts recoverable under any policy of casualty insurance are hereby assigned to the Collateral Agent, SUBJECT to the prior rights of the Collateral Agent under the First Mortgage. In the event the Mortgagor or the Collateral Agent receives any proceeds of insurance from any loss covered by any insurance policies on the Mortgaged Property, the same shall be immediately paid over to the Collateral Agent under the First Mortgage, for application as therein provided; PROVIDED, HOWEVER, that if the First Mortgage has at the time been terminated and discharged, THEN in the event of a loss, the Collateral Agent is authorized and empowered, at its option, to adjust or compromise any loss covered by any insurance policies on the Mortgaged Property, to collect and receive the proceeds therefrom and, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, to use and apply the net proceeds or any part thereof in any one or more of the following ways: (i) application of the net proceeds to the ratable payment or prepayment of the Secured Obligations; (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (iii) use the same or any part thereof to replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent; or (iv) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

         (c) POWER OF ATTORNEY. The Collateral Agent is hereby irrevocably appointed by the Mortgagor as attorney for the Mortgagor to assign any policy to itself or its nominees in the event of the foreclosure of this Mortgage. In the event of foreclosure of this Mortgage, or other transfer of title of the Mortgaged Property in lieu of foreclosure, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.


         SECTION 11. CONDEMNATION.

         (a) CONDEMNATION. The Mortgagor will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Mortgaged Property or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. The Mortgagor agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Mortgaged Property by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Mortgaged Property, are hereby assigned to the Collateral Agent, SUBJECT to the prior rights of the Collateral Agent under the First Mortgage. In case of any such proceedings and the receipt by the Mortgagor or the Collateral Agent of the proceeds of any such awards from the authorities, the same shall be immediately paid over to the Collateral Agent under the First Mortgage, for application as therein provided; PROVIDED, HOWEVER, that if the First Mortgage has at the time been terminated and discharged, THEN in the event of any such proceedings, the Collateral Agent is authorized and empowered, at its option, to appear in and participate in such proceedings (or direct the Mortgagor to do so), to compromise or settle the amount of the awards in such proceedings, to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor, and after deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, to use and apply the net proceeds or any part thereof in any one or more of the following ways: (i) application of the net proceeds to the ratable payment or prepayment of the Secured Obligations; (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine; (iii) use the same or any part thereof to replace and restore the Mortgaged Property to a condition satisfactory to the Collateral Agent; or (iv) release the same or any part thereof to the Mortgagor to cover the cost of repair or restoration of the Improvements.

         (b) FURTHER ASSURANCES. The Mortgagor hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

         (c) INSTALLMENT PAYMENT OF SECURED OBLIGATIONS NOT IMPAIRED. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any street, or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, the obligation of the Borrower to pay installments on the Secured Obligations owed by it shall not be impaired and any reduction in the principal sum resulting from the application by the Collateral Agent of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt.


         SECTION 12. RIGHT OF COLLATERAL AGENT
                     TO MAKE PAYMENTS ON BEHALF
                     OF MORTGAGOR, ETC.

         (a) RIGHT OF COLLATERAL AGENT TO MAKE PAYMENTS, ETC. In the event the Mortgagor shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Mortgagor be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, upon not less than two Business Days' prior notice to the Chief Financial Officer of the Mortgagor, to enter, or have its agents enter, the Mortgaged Property whenever necessary for the purpose of inspecting the Mortgaged Property and curing any default hereunder. The Mortgagor agrees that the Collateral Agent shall thereupon have a claim against the Mortgagor for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Mortgaged Property for the sum so paid plus interest at the Default Rate.

         (b) COLLATERAL AGENT PROTECTED; FURTHER RIGHTS, ETC. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Mortgagor (i) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fees, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (ii) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (iii) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Mortgage.

In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Mortgagor upon demand and shall be secured hereby.


         SECTION 13. SECURITY AGREEMENT PROVISIONS.

         This Mortgage is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest securing the Secured Obligations in and to the Personal Property Collateral. Without derogating any of the provisions of this Mortgage, the Mortgagor by this Mortgage:

         (a) grants to the Collateral Agent a security interest in all of the Mortgagor's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property Collateral; the proceeds of the Personal Property Collateral are intended to be secured hereby; PROVIDED, HOWEVER, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as specifically permitted under any of the applicable provisions of this Mortgage or any of the other Credit Documents;

         (b) agrees that the security interest hereby granted by this Mortgage shall secure the payment of the Secured Obligations;

         (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Mortgagor's right, title or interest therein, EXCEPT in compliance with the requirements of section 9.2 of the Credit Agreement;

         (d) agrees that if any of the Mortgagor's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Mortgagor under the terms of this Mortgage;

         (e) authorizes the Collateral Agent to file, in the jurisdiction where this Mortgage will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Mortgagor shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Mortgagor shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Mortgage to be desirable or necessary; and

         (f) acknowledges that the Mortgagor, as of the date hereof, has joined the Collateral Agent in the execution of one or more Uniform Commercial Code financing statements to be filed to perfect the security interest in the Personal Property created by this Mortgage.


         SECTION 14. FILINGS AND RECORDINGS.

         The Mortgagor agrees at all time to cause this Mortgage, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property Collateral is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Mortgage, and such assignments and the rights of the Collateral Agent thereunder. The Mortgagor shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.


         SECTION 15.  RIGHT OF SETOFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Mortgagor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Secured Creditor (including, without limitation, by branches and agencies of such Secured Creditor wherever located) to or for the credit or the account of the Mortgagor against and on account of the obligations and liabilities of the Mortgagor to such Secured Creditor under the Notes, or any other Secured Debt Documents, including, without limitation, all interests in Leans purchased by such Secured Creditor pursuant to section 13.4(b) of the Credit Agreement, and all other claims of any nature or description arising out of or connected with the Notes or any other Secured Debt Document, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said Leans, liabilities or claims, or any of them, shall be contingent or unmatured.


         SECTION 16.  EVENTS OF DEFAULT.

         Any Event of Default under the Credit Agreement, any payment default by the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, any Event of Default relating to the Borrower or any of its Subsidiaries under any Designated Hedge Agreement, and/or any Event of Default under the Senior
Note Indenture, shall constitute an Event of Default ("EVENT OF DEFAULT") under this Mortgage.


         SECTION 17.  REMEDIES.

         If an Event of Default, under and as defined in section 16 of this Mortgage, shall have occurred and be continuing, then, subject to the prior rights of the Collateral Agent under the First Mortgage:

                  (a) The Collateral Agent, the Administrative Agent and the Secured Creditors may exercise any one or more of the remedies specified in section 10.2 of the Credit Agreement or otherwise available at law or in equity, and the Mortgagor hereby grants the Collateral Agent all remedies which may be available under applicable law or equity in connection with the enforcement of this Mortgage, whether or not any such remedies are specifically or generally enumerated or otherwise referred to herein. Without limitation of any of the provisions of this section 17, the Mortgagor agrees that, to the extent permitted by law, this Mortgage may be foreclosed by the Collateral Agent, at its option, pursuant to the provisions of section
         846.103 of the Wisconsin Statutes of 1981-82, or any successor thereof.

                  (b) To the extent permitted by applicable law, the Collateral Agent may enter upon the Mortgaged Property or any portion thereof and may exclude the Mortgagor therefrom; and having and holding the same, may use, operate, manage, and control the Mortgaged Property and conduct business in connection therewith, including, without limitation the continuation of the construction of the Improvements if not previously completed, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Collateral Agent, at the expense of the Mortgagor and from time to time, may maintain the Mortgaged Property and may insure and reinsure the same, as may seem to the Collateral Agent to be necessary or advisable; and, at the expense of the Mortgagor and from time to time, the Collateral Agent may make all repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon, as to the Collateral Agent may seem necessary or advisable, and if the construction of the Improvements has not been completed, may cause such construction to be continued to completion or to such stage of completion as the Collateral Agent considers necessary or advisable; and in every such case the Collateral Agent shall have the right to carry on the construction thereof, enter into, terminate, cancel and/or enforce contracts or leases related thereto, manage and operate the Mortgaged Property and carry on the business thereof, and otherwise exercise all rights which the Mortgagor might otherwise have with respect thereto, in the name of the Mortgagor or otherwise, as the Collateral Agent shall deem best or advisable; and the Collateral Agent shall be entitled to collect all rents, earnings, revenues, issues, profits and income of the Mortgaged Property, awards made for the taking of or injury to the Mortgaged Property through eminent domain or otherwise, including awards or damages for change of grade, and also return premiums or other payments upon insurance, and said rents, earnings, revenues, issues, profits and income, awards, damages, premiums and payments are hereby assigned to the Collateral Agent, and after deducting the expenses and costs of conducting the business thereof and of all betterments, additions, alterations, replacements, repairs and for taxes, assessments, insurance and prior or other charges upon or with respect to the Mortgaged Property or any portion thereof, as well as just and reasonable compensations for the services of all counsel, agents, employees, receivers and other persons properly engaged or employed, the Collateral Agent shall apply the proceeds as provided in section 18.

                  (c) To the extent permitted by applicable law, the Collateral Agent is hereby authorized and empowered by the Mortgagor to sell the Mortgaged Property in such manner as may be prescribed by law, by advertisement and public sale as provided by the laws of the jurisdiction in which the Real Property Collateral is located, or to foreclose this Mortgage by judicial proceedings and sell the Mortgaged Property pursuant to such proceedings as permitted by applicable law. The Mortgagor does hereby authorize the Collateral Agent to sell the Mortgaged Property together or in lots or parcels, as to the Collateral Agent shall seem expedient, and to execute and deliver to the purchaser or purchasers of such property good and sufficient deeds thereof with covenants of general, special or limited warranty or such other instruments of conveyance, assignment or transfer as the Collateral Agent may deem appropriate. Payment of the purchase price to the Collateral Agent shall satisfy the obligation of the purchaser at any such sale therefor, and he shall not be bound to look after the application thereof. The Collateral Agent shall cause notice of any such sale to be mailed to the Mortgagor; but, except as otherwise provided by any applicable provision of law, failure so to mail any such notice shall not affect the validity of any such sale. If the Collateral Agent, acting on behalf of any or all of the holders of the Notes or other Secured Obligations, or any or all such holders acting on their own behalf, is the highest bidder, the Collateral Agent or such holders, as the case may be, may purchase at any sale or sales (whether statutory foreclosure or public sale or sales conducted as hereinabove authorized) and may, in paying the purchase price, turn in any of the Notes or other Secured Obligations held by them, in lieu of cash, up to the entire amount owing thereunder, whether for principal, interest or other amounts, which amount as so designated as being turned over shall be considered distribution of the proceeds of such sale. The provisions set forth above as to public sale or sales in lieu of statutory foreclosure are not intended as an exclusive method of foreclosure hereunder or to deprive the Collateral Agent of any other legal or equitable remedy available under applicable law. Accordingly, it is specifically agreed that the remedy of foreclosure by the Collateral Agent's sale as hereinabove provided for shall be cumulative and shall not in any wise be construed as an exclusive remedy, and the Collateral Agent shall be fully entitled to a statutory court foreclosure and to avail itself of any and all other legal or equitable remedies available under the laws of the jurisdiction in which the Real Property Collateral is located.

                  (d) The Mortgagor hereby authorizes the Collateral Agent to demand and receive, in the place and stead of the Mortgagor, all amounts that may become due under any and each lease, rental, contract, easement and other right of the Mortgagor pertaining or in any way relating to the Mortgaged Property or any part thereof, and, when received, to apply the same to the costs and expenses incurred by the Collateral Agent incurred hereunder and to the Secured Obligations. No demand for, and no receipt or application of any such amount shall be deemed to minimize, subordinate or affect in any way the lien hereof and rights hereunder of the Collateral Agent or any rights of a purchaser of any portion of the Mortgaged Property at any foreclosure or other sale hereunder, as against the person from whom the amount was demanded or received, or his executors, administrators, successors or assigns, or anyone claiming under such Tenant Lease, rental, contract or other right.

                  (e) The Collateral Agent may exercise all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may peaceably enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Secured Obligations and all other indebtedness described in this Mortgage, in such order and manner as may be provided in the Credit Agreement or this Mortgage or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect.

The Mortgagor hereby agrees to the provisions of section 846.103, Wisconsin Stats., as the same may be amended or renumbered from time to time, permitting the Collateral Agent, upon waiving the right to judgment for deficiency, to hold the foreclosure sale of the Mortgaged Property three months after a foreclosure judgment is entered.


         SECTION 18. COSTS OF ENFORCEMENT; APPLICATION OF
                     PROCEEDS; MORTGAGOR NOT LIABLE FOR
                     DEFICIENCY, ETC.

         (a) COSTS OF ENFORCEMENT; APPLICATION OF PROCEEDS. In case of (i) foreclosure of this Mortgage in any court of law or equity, whether or not any order or decree shall have been entered therein, and to the extent permitted by law, a reasonable sum shall be allowed for attorney's fees of the Collateral Agent in such proceedings, for stenographer's fees and for all moneys expended for documentary evidence and the cost of a complete abstract of title and title report for the purpose of such foreclosure, such sums to be secured by the lien hereunder, and, to the extent permitted by law, there shall be included in any judgment or decree foreclosing this Mortgage and be paid out of such rents, issues and profits or out of the proceeds of any sale made in pursuance of any such judgment or decree, or (ii) any other realization by the Collateral Agent upon or with respect to the Mortgaged Property or any part or portion thereof, THEN the proceeds thereof shall be turned over to the Collateral Agent under the First Mortgage, for application as provided in the First Mortgage, PROVIDED HOWEVER, that if at the time the First Mortgage shall have been terminated and discharged, or the Collateral Agent shall have returned any excess proceeds to the Collateral Agent hereunder, THEN such proceeds shall be applied as follows:

                  (1) FIRST, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

                  (2) SECOND, to the extent proceeds remain after the application pursuant to preceding clause (1), to reimburse the Collateral Agent for all moneys advanced or disbursed by the Collateral Agent, if any, for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such advances and disbursements at the Default Rate;

                  (3) THIRD, to the Secured Creditors in the amount of any unpaid accrued interest on the Secured Obligations, PRO RATA in proportion to the respective amounts of such unpaid accrued interest owed to each Secured Creditor;

                  (4) FOURTH, to the extent proceeds remain, to the Secured Creditors in the amount of the remaining Secured Obligations, PRO RATA in proportion to the respective amounts thereof owed to each Secured Creditor, including, without limitation, (A) the outstanding principal amount of the Secured Obligations, (B) the amount of any unpaid reimbursement obligations with respect to any drawings made on any Letters of Credit, and the amount of the Outstanding Letters of Credit Exposure, (C) the amount of any termination or other payments due under the designated hedge Agreements (calculated in accordance with customary financial practice acceptable to the Collateral Agent), (D) the amount of any premium or make-whole amount payable under the Senior Note Documents, and (E) any other unpaid accrued fees, indemnities and other amounts payable under the Credit Documents and the Senior Note Documents, SUBJECT in the case of the Outstanding Letters of Credit Exposure, to the provisions of section 18(b) hereof; and

                  (5) FINALLY, to the extent proceeds remain after all Secured Obligations owed to the Secured Creditors has been paid in full, to the Mortgagor or such other person or persons as shall be lawfully entitled thereto.

         (b) DISTRIBUTABLE AMOUNTS IN RESPECT OF OUTSTANDING LETTERS OF CREDIT EXPOSURE. If at any time any Lender is entitled pursuant to clause (4) of section 18(a) hereof to have any amount (a "DISTRIBUTABLE AMOUNT") distributed to it as a consequence of the inclusion in Outstanding Letters of Credit Exposure of the aggregate amount available for drawing under any Letter of Credit issued by or participated in by such Lender, such Distributable Amount shall not be so distributed to such Lender but shall instead be distributed to the Administrative Agent and deposited by the Administrative Agent in a special interest bearing account (the "LETTER OF CREDIT RESERVE ACCOUNT") under the sole dominion and control of the Administrative Agent, and shall be applied and distributed to such Lender if and to the extent that such Letter of Credit is honored. If such Letter of Credit is not honored (or is not honored in the full amount thereof) the balance of the funds in the Letter of Credit Reserve
Account in respect of such Letter of Credit and not distributed pursuant to the immediately preceding sentence shall be distributed to the Secured Creditors pursuant to clause (4) of section 18(a) hereof, or, in the event no Secured Obligations are outstanding, to whomsoever shall be lawfully entitled thereto. For purposes of determining the amount of the Outstanding Letters of Credit Exposure under clause (4) of section 18(a) hereof with respect to any Letter of Credit, the undrawn face amount of such Letter of Credit shall be reduced by the then amount, if any, held in the Letter of Credit Reserve Account with respect to such Letter of Credit. As used herein the term "OUTSTANDING LETTERS OF CREDIT EXPOSURE" shall mean at any time the undrawn face amount of all outstanding Letters of Credit issued under the Credit Agreement at such time (assuming compliance with all requirements for drawing).

         (c) CERTAIN LIMITATIONS. Notwithstanding section 18(a),

                  (i) if any payment by the Collateral Agent to a Secured Creditor pursuant to section 18(a) would cause any amount recovered by the Collateral Agent from or in respect of the Collateral to be invalidated, declared fraudulent or preferential, set aside or required to be repaid, returned or restored to a trustee, receiver, or any other person under any bankruptcy, reorganization, insolvency, or liquidation statute, state or federal law, common law or equitable cause (an "AVOIDED PAYMENT"), such Secured Creditor shall not participate in the distribution of any portion of the Avoided Payment; instead the Avoided Payment shall be distributable PRO RATA to the remaining Secured Creditors as to whom no such repayment, return or restoration would be applicable;

                  (ii) the Collateral Agent may condition a payment to a Secured Creditor pursuant to section 18(a) of its portion of any amount recovered by the Collateral Agent from or in respect of the Collateral, on the specific condition that, in the event such amount is subsequently determined to be an Avoided Payment, such Secured Creditor will be required to promptly, upon written demand, return to the Collateral

         Agent all or its ratable part, as the case may be, of the Avoided Payment (and any interest thereon to the extent the same is required to be paid in respect of the return or restoration of the Avoided Payment), for distribution pro rata to the remaining Secured Creditors as to whom no such repayment, return or restoration would be applicable, or to the applicable obligor, as the case may be; and

                  (iii) the Collateral Agent, in making any payments to the Secured Creditors under section 18(a) may require the Secured Creditors to agree that if any amounts are not distributed to a particular Secured Creditor pursuant to clause (i) above or are returned by a Secured Creditor under clause (ii) above, the Secured Creditors will make such adjustments or arrangements among themselves, whether by purchasing undivided interests in the Secured Obligations or otherwise, in order to equitably adjust for any non-pro rata distribution under clause (i) above and/or the return of all or part of any payment or amount under clause (ii) above, and to give effect to the intended equal and ratable benefits of this Agreement as security for the Secured Obligations.

         (d) PAYMENTS TO SECURED CREDITORS. All payments required to be made to
(i) the Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders, (ii) the Senior Note Creditors hereunder shall be made directly to the Senior Note Trustee for the account of the Senior Note Creditors, and (iii) the Designated Hedge Creditors hereunder shall be made directly to the Designated Hedge Creditors (or any paying agents therefor).

         (e) DETERMINATION OF OUTSTANDING SECURED OBLIGATIONS. For purposes of applying payments received in accordance with this section 18, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations, (ii) the Senior Note Trustee for determinations of the outstanding Senior Note Document Obligations owed to the Senior Note Creditors, and (iii) the Designated Hedge Creditors (or any paying agents therefor) for determinations of the amounts owed to the Designated Hedge Creditors. In the absence of written notice from the Senior Note Trustee of the amount of the Senior Note Document Obligations, the Collateral Agent shall be entitled to assume that the only Senior Note Document Obligations which are outstanding are principal amount of the Senior Notes and accrued interest thereon, as notified to the Collateral Agent by the Borrower or the Mortgagor.

         (f) MORTGAGOR LIABLE FOR DEFICIENCY. It is understood and agreed that the Mortgagor shall remain liable to the extent of any deficiency between (i) the amount of the proceeds of the Collateral applied pursuant to section 18(a) and (ii) the aggregate outstanding amount of the Secured Obligations.


         SECTION 19. RECEIVER.

         In the event an action shall be instituted to foreclose this Mortgage, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Mortgaged Property as a matter of right, with power to collect the rents, issues and profits of the Mortgaged Property due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Secured Obligations secured by this Mortgage without regard to the value of the Mortgaged Property or the solvency of any person or persons liable for the payment of the Secured Obligations and regardless of whether the Collateral Agent has an adequate remedy at law. The Mortgagor for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Mortgage of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Leans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Mortgaged Property, for the benefit of the holder or holders of the Secured Obligations and of any other parties in interest, with power to collect the rents, issues and profits of the Mortgaged Property during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Mortgagor or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Mortgaged Property. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Mortgaged Property, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Secured Obligations. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Mortgaged Property and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Mortgage and have the same priority of collection as the principal of the Secured Obligations.


         SECTION 20.  LIABILITY OF MORTGAGOR NOT AFFECTED.

         No sale of the Mortgaged Property, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Secured Obligations and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Mortgagor hereunder or the original liability of the Mortgagor or any other obligor under any of the Secured Obligations, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Mortgagor herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent and/or the Secured Creditors to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent and/or the Secured Creditors of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgment to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. The Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.


         SECTION 21. REMEDIES CUMULATIVE.

         Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

         SECTION 22.  COLLATERAL AGENT SUBROGATED
                      TO PRIOR LIENS PAID OUT OF LOAN PROCEEDS.

         Should the proceeds of any Loans made by any Lender to the Mortgagor, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.


         SECTION 23.  FURTHER ASSURANCES.

         The Mortgagor shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Mortgagor, within 10 days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Mortgage and the Secured Obligations (both unpaid principal and accrued interest and all other items included in the Secured Obligations) and whether any offset or defenses exist against the Secured Obligations, and any other information which might reasonably be requested in connection with the sale of the Secured Obligations, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.


         SECTION 24.  MORTGAGOR'S OBLIGATIONS ABSOLUTE.

         The lien of this Mortgage and the obligations of the Mortgagor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                  (a) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Secured Debt Document, or any other agreement or instrument relating thereto;

                  (b) any renewal, extension, amendment or modification of, or addition or supplement to, or any waiver, consent, extension, indulgence or other action or inaction under or in respect of, the Credit Agreement, the Notes, any other Secured Debt Document, or any other agreement or instrument relating thereto, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

                  (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower or any of its Subsidiaries or Affiliates, or any action taken with respect to this Mortgage by any trustee or receiver, or by any court, in any such proceeding, whether or not the Mortgagor shall have notice or knowledge of any of the foregoing; or

                  (i) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Mortgagor as a guarantor or surety for the Secured Obligations.

This Mortgage shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Collateral Agent or any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Subsidiaries or Affiliates or otherwise, all as though such payment had not been made.


         SECTION 25. NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Mortgagor, at 9201 Washington Avenue, Racine, Wisconsin 54406, attention: Chief Financial Officer (facsimile: ____________), with a copy to the Borrower at 32000 Aurora Road, Solon, Ohio 44139, attention: Chief Financial Officer (facsimile:
(440) 519-0501); if to the Collateral Agent, at 1900 East Ninth Street, Cleveland, Ohio 44114, attention Agent Services (facsimile: (216) 575-2481;
or at such other address as shall be designated by any such person in a written notice to the other person. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.


         26.     SUBORDINATION TO FIRST MORTGAGE.

         The Mortgagor, and the Collateral Agent and each Secured Creditor by their acceptance of the benefits hereof, hereby agree that:

                  (a) the liens, security interests and other rights granted by this Mortgage shall be unconditionally subordinate and junior in all respects to the liens, security interests and other rights granted by the First Mortgage;

                  (b) unless the First Mortgage shall previously been terminated and discharged, no action (whether judicial or pursuant to a power of sale or otherwise) shall be instituted to foreclose or otherwise enforce this Mortgage prior to the commencement of foreclosure or similar proceedings under the First Mortgage, and then if any such proceedings shall have been commenced under the First Mortgage, the Collateral Agent may thereafter commence foreclosure proceedings hereunder, but subject in any and all events to the overall control and direction of the Collateral Agent under the First Mortgage;

                  (c) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce this Mortgage, no tenant of any of the leases affecting the Mortgaged Property shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of the Collateral Agent under the First Mortgage;

                  (d) rents, if collected by or for the Collateral Agent under this Mortgage, shall be applied first to the payment of the Secured Obligations secured by the First Mortgage and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as the Collateral Agent under the First Mortgage may determine, prior to being applied to any Secured Obligations secured by this Mortgage;

                  (e) a copy of any notice of default or Event of Default under this Mortgage and of any written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce this Mortgage shall be contemporaneously given to the Collateral Agent under the First Mortgage; and

                  (f) the Collateral Agent under this Mortgage will execute such intercreditor agreements and standstill agreements as the Collateral Agent under the First Mortgage shall require and shall execute such subordination, recognition, attornment and nondisturbance agreements as the Collateral Agent under the First Mortgage or any existing or future tenant of the Mortgaged Property may require.


         27.     DISCHARGE OF MORTGAGE; RELEASE.

         (a) DISCHARGE OF MORTGAGE. After the Termination Date, this Mortgage shall terminate (PROVIDED that all indemnities set forth herein shall survive any such termination) and the Collateral Agent, at the request and expense of the Mortgagor, will execute and deliver to the Mortgagor a proper instrument or instruments acknowledging the satisfaction, discharge and termination of this Mortgage as provided above, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Mortgage, together with any monies at the time held by the Collateral Agent hereunder.

         As used herein, the term "TERMINATION DATE" shall mean the date when

                  (A) the Total Commitment under the Credit Agreement shall have been terminated,

                  (B) no Credit Facility Note shall be outstanding under the Credit Agreement,

                  (C) no Letter of Credit shall be outstanding under the Credit Agreement (except for any Letter of Credit which is completely secured by collateral consisting of cash or Cash Equivalents or is supported by a letter of credit issued by another financial institution acceptable to the Administrative Agent), and

                  (D) no other amounts are then payable by the Borrower to the Administrative Agent or any Lender under the Credit Agreement,

UNLESS at such time either:

                  (x) an Event of Default under the Senior Note Indenture, relating to a default in the payment when due of principal of or interest on the Senior Notes, shall have occurred and be continuing, the maturity of the Senior Notes shall have been accelerated, and the Collateral Agent shall have received written notice from the Senior Note Trustee to such effect, or

                  (y) an Event of Default under any Designated Hedge Agreement, relating to a default in the payment when due by the Borrower or any of its Subsidiaries or Affiliates of any amount thereunder shall have occurred and be continuing, the Designated Hedge Creditor shall have exercised termination of default rights as a result thereof, and the Collateral Agent shall have received written notice from such Designated Hedge Creditor to such effect.

         (b) RELEASE OF COLLATERAL. In the event that any part of the Collateral is sold in connection with a sale permitted by section 9.2 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by section 13.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are to be applied in accordance with the terms of the Credit Agreement and the Senior Note

Indenture to the extent required to be so applied, the Collateral Agent, at the request and expense of the Mortgagor will release such Collateral from this Mortgage, and will duly assign, transfer and deliver to the Mortgagor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Collateral Agent and has not theretofore been released pursuant to this Mortgage.

         (c) Request for Release. At any time that the Mortgagor desires that Collateral be released as provided in the foregoing section 27(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an executive officer stating that the release of the respective Collateral is permitted pursuant to section 27(a) or (b). The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this section 27.


         28.     WAIVER; AMENDMENT.

         None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Mortgagor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by section 13.12 of the Credit Agreement, all of the Lenders); PROVIDED, HOWEVER, that no such change, waiver, modification or variance shall be made to this section 28 without the consent of each Secured Creditor adversely affected thereby, PROVIDED FURTHER, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Mortgage, the term "CLASS" shall mean each class of Secured Creditors, I.E., (x) the Lenders as holders of the Credit Document Obligations, (y) the Senior Note Creditors as holders of the Senior Note Document Obligations, or (z) the Designated Hedge Creditors as holders of the Designated Hedge Obligations; and the term "REQUISITE CREDITORS" of any Class shall mean (x) with respect to the Lenders as holders of the Credit Document Obligations, the Required Lenders, (y) with respect to the Senior Note Creditors as holders of the Senior Note Document Obligations, the holders of at least a majority in aggregate principal amount of the outstanding Senior Notes, and (z) with respect to the Designated Hedge Creditors as holders of the Designated Hedge Obligations, the holders of at least 51% of all outstanding Designated Hedge Obligations.


         29.     THE COLLATERAL AGENT.

         The Collateral Agent will hold in accordance with this Mortgage all items of the Collateral at any time received under this Mortgage. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Mortgage, are only those expressly set forth in this Mortgage. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in section 11 of the Credit Agreement. Unless the Collateral Agent has received written notice from the Senior Note Trustee to the effect that an Event of Default has occurred and is continuing under the Senior Note Indenture, the Collateral Agent may assume that no such Event of Default is in existence; and unless the Collateral Agent has received written notice from a Designated Hedge Creditor to the effect that an Event of Default has occurred and is continuing under a Designated Hedge Agreement, the Collateral Agent may assume that no such Event of Default is in existence.

         SECTION 30.  MISCELLANEOUS.

         (a) ACKNOWLEDGMENT OF RECEIPT OF COPIES OF SECURED DEBT DOCUMENTS. The Mortgagor acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Mortgage and each other Secured Debt Document executed and delivered on or prior to the date hereof.

         (b) INDEMNIFICATION. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of section 13.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Mortgage for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit Agreement to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Mortgagor.

         (c) SUBSEQUENT SERVICES OF COUNSEL TO COLLATERAL AGENT. To the extent services are required of the Collateral Agent's counsel and/or special counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Mortgage, and all provisions herein contained, the Mortgagor shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Mortgagor.

         (d) NO PARTNERSHIP OR JOINT VENTURE. Neither this Mortgage, the Credit Agreement, the Notes, or any other Secured Debt Documents, are intended or shall be construed as creating a partnership or joint venture between the Mortgagor, on the one hand, and the Collateral Agent or any other holder of any of the Secured Obligations, on the other hand; and the relationship of the Mortgagor and the Collateral Agent hereunder shall solely be that of Mortgagor and collateral agent for the holders of the Secured Obligations.

         (e) ELECTION OF COLLATERAL AGENT TO SUBORDINATE. At the option of the Collateral Agent (acting on instructions from all of the Lenders), this Mortgage shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Mortgaged Property upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

         (f) WAIVER OF HOMESTEAD AND EXEMPTION RIGHTS, ETC. To the extent permitted by law with respect to the Secured Obligations or any renewals or extensions thereof, the Mortgagor waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property Collateral is located or any other state or of the United States, now existing or hereafter enacted.

         (g) COVENANTS RUN WITH THE LAND. All the covenants of the Mortgagor contained in this Mortgage shall run with the Land.

         (h) USURY SAVINGS CLAUSE. All agreements in the Credit Agreement, in the Notes, in this Mortgage, or in any other Secured Debt Document are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement or acceleration of maturity of any of the Secured Obligations, or otherwise, shall the amount paid or agreed to be paid hereunder or thereunder for interest or for the use, forbearance or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of the Credit Agreement, of the Notes, of this Mortgage, or of any other Secured Debt Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable usury laws which a court of competent jurisdiction may deem applicable hereto, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity and if, from any circumstance whatsoever, the Collateral Agent or any Secured Creditor shall ever receive hereunder or under the other Secured Debt Documents as interest, or for the use, forbearance or detention of money, an amount which would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the Secured Obligations or any fees or other amounts included in the Secured Obligations to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be rebated to the Mortgagor.

         (i) GOVERNING LAW; SUCCESSORS AND ASSIGNS; SEVERABILITY, ETC. This Mortgage shall be construed and enforced according to the laws of the jurisdiction in which the Real Property Collateral is located, and shall be binding upon the Mortgagor, its successors and assigns, any subsequent owners of the Mortgaged Property, and shall inure to the benefit of the Collateral Agent, its successors and assigns. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (j) AGENCY PROVISIONS. By accepting the benefits of this Mortgage, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in of this Mortgage, the duties and obligations of the Collateral Agent set forth or incorporated into the provisions of this Mortgage may not be amended or modified without the consent of the Collateral Agent.

         (k) COLLATERAL AGENT TO ACT ON BEHALF OF SECURED CREDITORS. The Secured Creditors agree by their acceptance of the benefits hereof that this Mortgage may be enforced on their behalf only by the action of the Collateral Agent, acting for the benefit of the Secured Creditors, equally and ratably, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Mortgage or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent, for the benefit of the Secured Creditors, upon the terms of this Mortgage. The Collateral Agent, in the exercise of any such rights or remedies, may, but shall not be required to, rely upon the instructions of the Requisite Creditors of each Class of Creditors whose Secured Obligations remain outstanding at the time of instructions.

         (l) WAIVER OF TRIAL BY JURY. THE MORTGAGOR AND THE COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         (m) TIME OF ESSENCE. It is specifically agreed that time is of the essence with respect to this Mortgage and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Secured Obligations, is not required to be given.

         (n) COUNTERPARTS. This Mortgage may be executed by the Mortgagor in counterparts, each of which shall be an original and all of which collectively shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Mortgagor has caused this Mortgage to be duly executed and delivered as of the date first set forth above.


SIGNED AND ACKNOWLEDGED IN THE PRESENCE OF:        RUUD LIGHTING, INC.,
                                                   AS THE MORTGAGOR


----------------------------------------
PRINT NAME:
                                                   By:
                                                      --------------------------
                                                       ALAN J. RUUD, PRESIDENT



----------------------------------------
PRINT NAME:

STATE OF WISCONSIN      )
                        ) SS.:
COUNTY OF RACINE        )


         BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named RUUD LIGHTING, INC., a Wisconsin corporation, by ALAN
J. RUUD, its President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and as such officer.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Racine, Wisconsin, this ______ day of February, 1999.



                                                 -------------------------------
                                                          Notary Public


[Notarial Seal]



This Instrument Prepared By:

John W. Sager, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

Telephone:  (216) 586-7228
Facsimile:  (216) 579-0212

                                   EXHIBIT 1
                                       TO
                 OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT




The following described real estate, to-wit:


PARCEL I: That part of the West 1/2 of the Southeast 1/4 of Section 16, Township 3 North, Range 22 East, bounded and described as follows: Commence at the South 1/4 corner of said Section; thence South 890 57' 16" East along the South line of said 1/4 Section for a distance of 1331.33 feet, to a point; thence North 01 degrees 27' 21" West along the East line of the West 1/2 of said 1/4 Section for a distance of 1098.55 feet, to the point of beginning, thence continuing along said East line, North 01 degrees 27' 21" West for a distance of 733.61 feet, to a point; thence North 99 degrees 41' 02" West for a distance of 632.40 feet, to a point; thence South 01 degrees 26' 43" East for a distance of 736.59 feet, to a point; thence South 88 degrees 57' 16" East for a distance of 632.45 feet, to the point of beginning. Said land being in the Village of Sturtevant, County of Racine, State of Wisconsin.

Tax Key No.: Part of 51-181-03-22-16-420-300
    (Tax Key No. for 1996: 51-181-03-22-16-420-320)

PARCEL II: Parcel 1, Certified Survey Map No. 1126, recorded in the office of the Register of Deeds for Racine County, Wisconsin, on April 18, 1986 in Volume 3 of Certified Survey Maps, at Page 314, as Document No. 1191396, being a part of the Northeast 1/4 of the Southeast 1/4 of Section 16, Township 3 North, Range 22 East. Said land being in the Village of Sturtevant, County of Racine, State of Wisconsin.

Tax Key No.: 51-181-03-22-16-002-050.



                               [End of Exhibit 1]

                                   EXHIBIT 2
                                       TO
                 OPEN-END FIRST MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


                             PERMITTED ENCUMBRANCES


1. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

2. Any matters of record affecting the premises on the date this Mortgage is recorded.

3.       Zoning ordinances, if any.


                               [End of Exhibit 2]